As filed with the Securities and Exchange Commission on January 21, 2015

Registration No. 333-186706

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bigfoot Project Investments Inc.
(Name of small business issuer in its charter)

Nevada	7822	45-3942184
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Bigfoot Project Investments Inc.
570 El Camino Real NR-150
Redwood City, CA 94063
(415) 518-8494
(Address and telephone number of principal executive offices and principal place of business)

Southwest Business Services, LLC
701 N Green Valley Pkwy
Henderson, NV 89074
(702) 990-3320
(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

New Issue Common stock	30,000,000	$.10	$3,000,000	$409.20

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(a).

(2)

This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.001 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Bigfoot Project Investments Inc.

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

We are offering a minimum offering of 3,000,000 shares of common stock at $.10 per share, total $300,000 and a maximum offering of 30,000,000 shares of common stock at $.10 per share, total $3,000,000 in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $.10 per share. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that 3,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 3,000,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If 3,000,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account at Bank of America, N.A. until we receive $300,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

Our Officers and Directors will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Our Officers and Directors will not receive any compensation for their role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

Registered for	Maximum Offering	Maximum Offering Expenses(1)	Maximum Proceeds to Company
Per Share	$.10	$0.01	$0.09

Offering	$3,000,000	$27,209	$2,972,791

(1)

These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company has the ability to reject any subscription. Subscriptions are irrevocable by the Investor.

The date of this prospectus is __________ 2015.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

Bigfoot Project Investments Inc.

Bigfoot Project Investments Inc. acquired assets of Searching for Bigfoot Inc. pursuant to an asset transfer agreement. The agreement contains the customary warranties and representations. After the closing of the transfer agreement, the business and operations of Searching for Bigfoot Inc. were the business and operations of the issuer.

In January 2013, Bigfoot Project Investments Inc. acquired all the assets of Searching for Bigfoot Inc. Since the majority shareholder of Searching for Bigfoot Inc. is also the majority shareholder in Bigfoot Project Investments Inc. the asset acquisition was treated as a related party transaction and was not considered an arm’s length transaction under Generally Accepted Accounting Principles.

The assets acquired were transferred over at the existing book value listed on the balance sheet of Searching for Bigfoot Inc. at the time of transfer. The transfer agreement called for the issuance of 4,400,000 shares of common stock which were valued at $.10 per share and the issuance of a promissory note in the amount of $484,029. The Company recorded a deemed distribution related to this transaction in the amount of $924,029. During the year, the Company increased the promissory note by $489 to add an asset that was not included in the original transfer.

As part of the asset transfer agreement Bigfoot Project Investments Inc. received the following assets:

•

Footprint cast of Bigfoot – 73 original casts

•

Photographs of Dead Creature from Strickler, Arkansas 1994 Dear Creature Incident

•

109-inch Skeleton

•

Various Media Artifacts – Video TV News Media – 52 news stories

•

Contract to sell Dinosaur fossil – most recent estimate by Paleontologist $1.2 million dollars

•

Rubber suit from 2008 hoax

•

Various DNA samples – Hair, and nails

•

License to use 6 dinosaur displays

•

Exclusive rights to the Bigfoot Website

•

Exclusive rights to the Bigfoot Live Radio Show

•

Exclusive rights to the Bigfoot Live Radio Show Website

•

360 hours of raw footage from expeditions for movie development

•

Various DVD Movies and Documentary film projects

•

Exclusive rights to all current contracts negotiated under Searching For Bigfoot Inc. including the advertising/marketing contract held with The Bosko Group

The above list is a complete list of the fixed assets for Bigfoot Project Investments Inc.

We are a development stage company who has, over the past year, developed nine DVD Movies; eight of which have been completed for distribution and one which is currently in the final stages of completion for distribution. We have established a contract with a Media Marketing Distribution Company (The Bosko Group), who has contracted six of the nine DVD movies to their distribution agents. This contract was negotiated by Searching for Bigfoot, Inc. and was included in the asset transfer. We have included a copy of this contract in our exhibits. We are a development stage company with only minimal revenues to date: we have minimal assets, and have incurred losses since inception.

Bigfoot Project Investments Inc. plans to establish itself as the most reliable and dependable source for materials including documentaries, physical evidence, and eye witness accounts for the purpose of documenting the evidence of the existence of Bigfoot. Our major source of revenue will be the sale of documentaries and specials that follow our progress. We have found that there is a market for these films and have started selling them on a semi-regular basis. In addition to the film sales we plan on having expeditions to locations where there have been multiple eye witness accounts as well as periodic exhibitions of the physical evidence that has been accumulated. We plan on focusing our efforts on expeditions to locations that have had multiple eye witness reports to maximize the chances of locating the creature and producing films that will be marketable to the public.

Our current burn rate is approximately $25,000 per year. Or current revenue rate is $2,000 per year. The company currently has less than $650 in cash on hand. We estimate we will require a minimum of $300,000 to provide sufficient capital to fully develop our business plan.  The amount of funds necessary may not be fully obtained from the offering cannot be predicted with any certainty and may exceed any estimates we set forth.

The implied aggregate price of our common stock based on the offering price of $0.10 and assuming all newly offered shares are sold is $ 3,000,000. In the event that the company is unable to raise funding from the maximum of 30,000,000 shares to be sold by the company the growth rate of the Company will be severely retarded.

Our total stockholders’ equity (deficit) as of the latest balance sheet date is $(543,933).

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value. The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure. This has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Our principal executive office is located at 570 El Camino Real NR-150 Redwood City, CA 94063 and our telephone number is (415) 518-8494.

We were formed under the laws of the State of Nevada on November 30, 2011.

We anticipate our burn rate will increase to a range of $50,000 to $100,000 per year as we locate sites for expeditions and develop documentaries from those expeditions. We further expect our revenue rate to increase as the availability of our media increases in the market place and we develop additional DVDs and participate in exhibitions.

The current shareholders have pledged funds to meet the current needs until the offering is filled.

The terms "Consultants" "we," "us" and "our" as used in this prospectus refer to Bigfoot Project Investments Inc.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of the offering:

Securities being offered:

A Maximum of 30,000,000 shares of common stock and a Minimum of 3,000,000 of common stock by the issuer.

Offering price per share:

$.10 per share

Offering period:

The shares are being offered for a period of 180 days, Or an additional 90 days if extended by us, although we may close the offering on any date prior if the offering is fully subscribed.

Net proceeds to us:

$3,000,000 Less offering expenses of approximately, $27,209.20.

Persons making the determination

All of our Officers and Directors that the offering conditions are satisfied:

Use of proceeds:

We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital. See Use of Proceeds page 14.

Number of shares outstanding

207,490,000 before the offering:

Number of shares outstanding

237,490,000 after the offering if all the shares are sold:

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

July 31, 2014
(Audited)
Balance Sheet
Total Assets	$7,585
Total Liabilities	$551,517
Stockholders’ Equity	$(543,933)

Year Ended
July 31, 2014
(Audited)
Income Statement
Revenue	$2,437
Cost of Goods Sold	$353
Total Expenses	$31,704
Net Income (Loss)	$(29,620)

October 31, 2014
(Unaudited)
Balance Sheet
Total Assets	$6,342
Total Liabilities	$558,158
Stockholders’ Equity	$(551,816)

Three Months Ended October 31, 2014
(Unaudited)
Income Statement
Revenue	$444
Cost of Goods Sold	$6
Total Expenses	$8,321
Net Income (Loss)	$(7,883)

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Bigfoot Project Investments Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We anticipate our burn rate will increase to a range of $50,000 to $100,000 per year as we locate sites for expeditions and develop documentaries from those expeditions. We further expect our revenue rate to increase as increased number of media and the availability of our media increases in the market place and we offer exhibitions. Each expedition for the purpose of gathering more material for additional media productions is expected to cost between $15,000 and $25,000.

The current shareholders have pledged funds to meet the current needs until the offering is filled.

Related Party Transaction Risk

In January 2013, Bigfoot Project Investments, Inc. executed a promissory note in the amount of $484,029 as part of the asset transfer agreement for the transfer of all assets held by Searching for Bigfoot, Inc. During the year, the Company increased the balance of the promissory note by $489 to add an asset that was not included in the original transfer The terms of the note are that the unpaid principle and the accrued interest are payable in full on January 31, 2015. The company is in the process of renegotiating the note to change the due date and repayment terms.

In January 2013, Bigfoot Project Investments, Inc. acquired all the assets of Searching for Bigfoot, Inc. Since the majority shareholder of Searching for Bigfoot, Inc. is also the majority shareholder in Bigfoot Project Investments, Inc. the asset acquisition was treated as a related party transaction and was not considered an arm’s length transaction under Generally Accepted Accounting Principles.

The assets acquired were transferred over at the existing book value listed on the balance sheet of Searching for Bigfoot, Inc. at the time of transfer. The transfer agreement called for the issuance of 4,400,000 shares of common stock which were valued at $.10 per share and the issuance of a promissory note in the amount of $484,029. The Company recorded a deemed distribution related to this transaction in the amount of $924,029.

As part of the asset transfer agreement Bigfoot Project Investments, Inc. received the following assets:

•

Footprint cast of Bigfoot – 73 original casts

•

Photographs of Dead Creature from Strickler, Arkansas 1994 Dear Creature Incident

•

109-inch Skeleton

•

Various Media Artifacts – Video TV News Media – 52 news stories

•

Contract to sell Dinosaur fossil – most recent estimate by Paleontologist $1.2 million dollars

•

Rubber suit from 2008 hoax

•

Various DNA samples – Hair, and nails

•

License to use 6 dinosaur displays

•

Exclusive rights to the Bigfoot Website

•

Bigfoot Live Radio Show

•

Bigfoot Live Radio Show Website

•

360 hours of raw footage from expeditions for movie development

•

Various DVD Movies and Documentary film projects

•

Exclusive rights to all current contracts negotiated under Searching For Bigfoot, Inc. including an advertising/marketing contract with The Bosko Group which is included in the exhibits.

The note is held by two of the shareholders of the Company C. Thomas Biscardi who owns 60.67% of the issued stock and Dennis J. Kazubowski who owns 3.04% of the issued stock. The Company currently does not have the means to satisfy this note by the due date, however, Management is confident that the terms will be renegotiated and the Company will be able to satisfy the terms of the note by the renegotiated due date.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on November 30, 2011 and we have only generated minimal revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through October 31, 2014 is $285,627.

Our operating results will depend on our ability to acquire and maintain customers. Any capacity restraints or systems failures could harm our business, results of operations and financial condition.

Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

completion of this offering;

•

our ability to develop and continually update our products for sale;

•

our ability to procure and maintain commercially reasonable terms relationships with third parties to develop and maintain our productions, network and transaction processing systems;

•

our ability to identify and pursue mediums through which we will be able to market our products;

•

our ability to attract customers to purchase our productions;

•

improve our ability to generate revenues ; and

•

our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating additional revenues in the future. Failure to generate additional revenues may cause you to lose your investment.

We may be unable to protect the intellectual property rights that we have.

Majority shareholder and Director Carmine T. Biscardi and William F. Marlette, Director, developed the concepts behind our business plan. They have assigned any rights that they may have had in that line to us. We own copyrights on DVD Movies Bigfoot Lives and Anatomy of a Bigfoot Hoax. Copyrights are pending for DVD Movies Legend of Bigfoot, In the Shadow of Bigfoot, Bigfoot Alive in 82, Bigfoot Lives-2, Bigfoot Lives-3, Hoax of the Century, and Pursuit (The Search for Bigfoot).

Our controlling shareholder has significant influence over the Company.

As of January 20, 2015, Carmine T. Biscardi, owns 60.67% of the outstanding common stock.  As a result, Mr. Biscardi currently possesses and will continue to retain significant influence over our affairs.  His stock ownership and relationships with members of our board of directors, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Minority shareholders of Bigfoot Project Investments Inc. will be unable to affect the outcome of stockholder voting as long as Mr. Biscardi retains a controlling interest.

We intend to rely on a combination of copyright, trademark and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the material we develop. There can be no assurance that our competitors will not independently develop products that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so. The ability of our competitors to develop products or other intellectual property rights equivalent or superior to ours or our inability to enforce our intellectual property rights could have a material adverse effect on our results of operation.

Though we do not believe that our business concepts will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to them. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

Changing consumer preferences will require periodic revising.

As a result of changing consumer preferences, there can be no assurance that any of our motion pictures and DVD's concepts will continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved programs. Our failure to sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The Entertainment industry is highly competitive. Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our services. There can be no assurance that we will be available to support our operation or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

We may be required to protect our intellectual property at great cost, expense and time of management which may detract from the successful operation of the Company.

Intellectual property claims against us can be costly and could impair our business. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis it could impair our business.

If we do not attract customers on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract customers on cost-effective terms. Our strategy to attract customers via our advertising, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining web logs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups, and other methods of getting internet users to refer others to our services by e-mail or word of mouth; search engine optimization, marketing via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with providers to increase our access to customers. We expect to rely on direct marketing as the primary source of customers. Our marketing strategy may not be enough to attract sufficient traffic to develop a consistent customer base. This lack of response would cause us to pursue different avenues of marketing and promotional venues. If we are unsuccessful in attracting a sufficient amount of traffic, our ability to get customers and our financial condition will be harmed.

To date we do not have an established customer list. We cannot guarantee that we will ever have an established customer list. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our original plan (based on concepts developed by us and fulfill a number of customer service and other retail functions). If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain some of our new concepts (based on concepts developed by us). To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products on a timely basis, our customers could become dissatisfied and decline to make future purchases. If our customers become dissatisfied with the services provided by these third parties, our reputation and our company could suffer.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We require minimum funding of approximately $75,000 to conduct our proposed operations for a period of one year. This includes the cost of this registration as well as normal operating costs. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from our officers and directors who have informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing.

Our business plan allows for the estimated $27,209.20 cost of this Registration Statement to be paid from shareholder loans.  As of October 23, 2014 we currently have less than $650 cash on hand.  Since the Company expects a shortfall in paying the registration statement costs, our officers have indicated they will loan funds to cover these offering expenses.  There is no formal agreement in place.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $25,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

We may depend on outside parties for professional services related to reports under the Securities and Exchange Act of 1934.

Because our current officers and directors have limited prior experience in financial accounting and preparation of reports under the Securities Exchange Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend or cease operations entirely and you could lose your investment.

Being reporting under the Exchange Act of 1934 will add costs to the Company’s operations.

The Company will need to file reports under the Exchange Act of 1934 which will involve expenses for financial accounting and preparation of the reports which costs will lower any net profit of the corporation and may be significant to cause the Company to cease operations.

In the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Our Officers and Directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on officers and directors to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose their services we will have to cease operations.

Our success will depend entirely on the ability and resources of our officers and directors. If we lose their services we will cease operations. Presently, our officers and directors are committed to providing their time and financial resources to us.

Industry-related risk factors:

The short term nature of contracts in our industry makes revenues difficult to project.

Many standard contracts for entertainment projects are short term. If contracts are not maintained or new contracts are not obtained, operations that maintain the structural integrity of the company will be adversely affected. Additionally, a substantial part of our projected revenue will come from future clients. The loss of such contracts from reductions in force or other factors could have an adverse effect on the company’s operations.

Our business is dependent on repeat customers. Furthermore, the standard one-year contract used with most suppliers can be terminated by either party with a short written notice. Some long term customers will be serviced under month-to-month extensions of the written contract. In the case of a major client, services may be provided under an oral contract which is an extension of the standard one year contract. Should an industry-wide or nationwide economic slowdown cause a reduction in force among our service providers, or if we are otherwise unable to maintain our existing contracts or obtain additional service contracts, our business, financial condition, and results of operations could be adversely affected.

Some services we require may subject our company to liability for substantial damages not covered by insurance.

Since we intend to position ourselves for premium, high quality projects in an industry that is traditionally price-sensitive, damage to our professional reputation, including as the result of a well-publicized breach of contract or incident, could have a material adverse effect on our business.

To a large extent, relationships with clients and customer expectations and perception of the quality of our products are in large part determined by regular contact between clients and sales. If a customer is dissatisfied with our products there may be more damage in our business than in non-service related businesses. A well-publicized incident of breach of contract by us could result in a negative perception of our company and our services, damage to our reputation, and the loss of current or potential customers. This would have an adverse effect on our business, financial condition, and results of operations.

Acquisitions may not be available or economical which may slow the Company’s growth.

Our growth strategy includes the evaluation of selective acquisition opportunities which may place significant demands on our resources. We may not be successful in identifying suitable acquisition opportunities (concepts, scripts, casts, directors, technicians, etc.) and if such opportunities are identified, we may not be able to obtain acceptable financing for the acquisition, reach agreeable terms with acquisition candidates, or successfully integrate acquired businesses.

An element of our growth strategy is the acquisition and integration of projects in order to increase our density within certain geographic areas, capture market share in the markets in which operations currently exist and improve profitability. We will be unable to acquire other projects if we are unable to identify suitable acquisition opportunities, obtain financing on acceptable terms, or reach mutually agreeable terms. In addition to the extent that consolidation becomes more prevalent in our industry, the prices for suitable project candidates may increase to unacceptable levels thereby limiting our growth ability.

Our growth through selective projects may place significant demands on management and our operational and financial resources. Acquisitions involve numerous risks including the diversion of our management’s attention from other business concerns, the possibility that current operating and financial systems and controls may be inadequate to deal with our growth and the potential loss of key employees.

We may also encounter difficulties in integrating any project we may acquire or will have recently acquired, with our existing operations. Success in these transactions depends on our ability to be successful with our operational and financial systems, integrate and retain the customer base and realize cost reduction synergies.

Failure to integrate or to manage growth could have a material adverse effect on our business. Further, we may be unable to maintain or enhance the profitability of any acquired project, consolidate its operations to achieve cost savings, or maintain or renew any of its contracts.

In addition, liabilities may exist that we fail or are unable to discover in the course of performing due diligence investigations on any project we may acquire or have recently acquired. Also there may be additional costs relating to acquisitions including but not limited to possible purchase price adjustments. Any of our rights to indemnification from sellers to us, even if obtained, may not be enforceable, collectible, or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the project or property acquired. Any such liabilities, individually or in aggregate, could have a material adverse effect on our business.

If we cannot effectively compete with new or existing project providers, the results of our operations and financial condition will be severely affected.

Our industry is intensely competitive. Our direct competitors include companies that are national and international in scope and some competitors have substantially more personnel, financial, technical and marketing resources than we do, generate greater revenues than we do, and have greater name recognition than we do. The recent trends toward consolidation in the industry may lead to further competition. In addition, some competitors may be willing to offer similar services at lower prices, accept a lower profit margin, or expend more capital to maintain or increase their business. If we are unable to successfully compete with new or experienced providers, our business, financial condition, and results of operations will be adversely affected.

Internet regulation may dampen our growth.

We are subject to the same federal, state and local laws as other companies obtaining business from the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Risks Relating to this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Some Of Our Current Shareholders Will Become Eligible To Sell Their Stock, Which May Adversely Affect The Market Price Of Your Stock and The Company’s Ability to Sell out This Offering.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters (Other than our selling shareholders all of whom are deemed underwriters). The table below sets fort the use of proceeds from this offering:

Increasing distribution contract PR and advertising, especially DVD’s will be the Company’s priority for use of funds in the event that the maximum is not raised in this offering. Production costs are all costs associated with developing a video movie, which includes any editing, special effects, trailer development, packaging design and advertising media/materials. Build out costs are all the actual packaging and DVD development for distribution to vendors. There are also advertising and distribution costs that market the movies.

The following table details the Company's intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.

Expenditure Item	100%	75%	50%	10%
Bosko DVD Costs	132,600.00	99,450.00	66,300.00	27,200.00
SFBI Expedition Projects	113,805.00	85,354.00	56,903.00	37,935.00
Legal and Accounting	75,000.00	75,000.00	75,000.00	75,000.00
Bigfoot 3D Movie Project	400,000.00	350,000.00	200,000.00
Bigfoot Project Investments Inc. New Movies	600,000.00	400,000.00	300,000.00
Distribution Contracts DVD/VOD Projects	700,000.00	525,000.00	350,000.00	125,000.00
Advertising/PR Campaign for DVD/VOD Movies	500,000.00	350,000.00	200,000.00
Bigfoot Project Investments Inc. Operating Expenses	75,000.00	65,000.00	50,000.00	23,865.00
Contingencies Less than 4%	103,595.00	75,196.00	51,797.00	11,000.00
Total Investment Capital	$$2,700,000.00	$$2,025,000.00	$$1,350,000.00	$$300,000.00

Contingencies Less than 4%: Pertains to the funds allocated to general working capital for expenses that might occur but have not been specifically identified.

Upon completion of the offering, we intend to immediately initiate the development of our website. We intend to hire an outside web designer to assist us in designing and building our website and retaining a third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable subscription website, network infrastructure, and transaction processing system.

Marketing and advertising will be focused on attracting clients to our website. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, through developing and maintaining blogs, postings on online communities such as Facebook, Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, which would involve marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with other website providers to increase our exposure to Internet users. We intend to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources.

We estimate that our legal, auditing, and accounting fees to increase to be $50,000 to $75,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. Our officers and directors, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise funds in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

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our lack of operating history;

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the proceeds to be raised by the offering;

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the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

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our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of October 31, 2014, the net tangible book value of our shares of common stock was $6,342 or approximately $0.00 per share based upon 207,490,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 237,490,000 shares to be outstanding will be $2,703,875 or approximately $0.01 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution of $ 0.09 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 14% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $3,000,000, or $0.01 per share. Our existing shareholders will own approximately 86% of the total number of shares then outstanding, for which they will have made contributions of $212,893 in professional services, or approximately $0.00 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.00
Net tangible book value per share after offering	$0.01
Increase to present shareholders in net tangible book value per share after offering	$0.01
Number of shares outstanding before the offering	207,490,000
Percentage of ownership after offering assuming maximum number of shares are sold	86%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$3,000,000
Number of shares after offering held by public investors
Percentage of ownership after offering	14%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 30,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $.10 per share. Funds from this offering will be placed in a separate bank account at Bank of America, The funds will be maintained in the separate bank until we receive $300,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. No interest will be paid on funds held until the minimum offering is achieved. If we have not sold a minimum of 3,000,000 shares and raised $300,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $300,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Our officers and directors will make the determination regarding whether the offering conditions are satisfied. There are no finder's fees involved in our distribution.

Our officers and directors will not purchase shares in this offering.

Our officers and directors will not receive any commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are not a broker/dealer or associated with a broker/dealer. They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of our officers and directors will not purchase any shares in this offering and there will be no offers or sales to affiliates. Further, the shares will not be offered through any media or through investment meetings. Our officers and directors will personally contact potential investors. The only means of communication will be verbal, by telephone or personal contact. The only documents to be delivered in connection with the offering will be this prospectus and a subscription agreement. No communications or prospectus will be delivered prior to the effective date of our registration statement.

Prior to selling our shares in various states, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Penny Stock Rules

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Bigfoot Projects Investments, Inc. and sent to 570 El Camino Real NR-150 Redwood City CA 94063

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A., until we have received $300,000. Upon receipt of $300,000, we will withdraw and use the funds. If we do not receive the minimum of $300,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

We are a development stage enterprise organized for the purpose of finding, documenting and collecting evidence of the existence of the creature known as Bigfoot, in direct connection with this purpose is the development and production and distribution of documentary and fictional films about the creature.

Below is a table of the DVD movies we have in inventory.

DVD MOVIE TITLE	ORDER DATE	QTY DVD'S	DVD COST EA
BIGFOOT LIVES	1/6	1,783	$$0.81
ANATOMY OF A BIGFOOT HOAX	2/11	484	$$1.40
ANATOMY OF A BIGFOOT HOAX	1/12		$$1.35
BIGFOOT LIVES 2	6/11	32	$$1.89
BIGFOOT LIVES 2 **	1/11		$$1.35
BIGFOOT LIVES 3	1/12	236	$$1.35
HOAX OF THE CENTURY	10/12	248	$$1.35
IN THE SHADOW OF BIGFOOT	1/12	28	$$1.35

**Note: First 500 of Bigfoot Lives 2 was had defective packaging and labels and had to be re-manufactured. Used for Advertising promotions and mailings to various vendors and promotional events.

Bigfoot Project Investments Inc. was incorporated pursuant to the laws of the State of Nevada on November 30, 2011. Bigfoot Project Investments Inc. acquired Searching for Bigfoot Inc. for common shares. The agreement contains the customary warranties and representations. After the closing of the acquisition, the business and operations of Searching for Bigfoot Inc. were the business and operations of the issuer.

In 2006, a Nevada corporation; “Searching for Bigfoot Inc.” was formed, to research in determining the existence of a creature commonly referred to as “Bigfoot”. For the past six years “Searching for Bigfoot Inc.” has financed research and expeditions throughout the United States and Canada.

Beginning as a simple organization with the intent of raising funds to produce a movie for distribution, “Searching for Bigfoot Inc.” evolved to a point where it acquired significant value in Video/film footage, materials, artifacts, and relationships with organizations interested in “Bigfoot” existence around the country.

Recently a decision was made to pursue this opportunity as an ongoing investment business venture. Management team members were brought together to form an entertainment investment corporation that would capitalize on both current and future investment projects.

On November 30, 2011 a Nevada corporation, Bigfoot Project Investments Inc., was created.

Bigfoot Project Investments Inc.’s., purpose is to focus all our projects into one investment holding company and to file for a public offering. We intend to consolidate all projects into one investment marketing plan, which we believe could be more effective than a single plan, thereby increasing the overall profits of the projects than if they were individually marketed.

We intend to create investment project entertainment properties surrounding the mythology, research and hopefully, capture the creature known as Bigfoot.

We intend to become an entertainment investment company, where our competitive advantage is our developed knowledge base and the advanced level of maturity of our projects. We intend to capitalize on “Searching for Bigfoot Inc.” current inventory of projects through agreements; allowing our company to continue creation of media properties and the establishment of physical locations, partnerships and alliances with organizations to augment investment markets to create revenue as a stand- alone enterprise.

On January 11, 2013, The Board of Directors of Bigfoot Project Investments Inc. passed a resolution to acquire Searching for Bigfoot Inc. and all the projects and assets currently owned by “Searching for Bigfoot Inc.

The inventory of projects currently consists of nine DVD Movies which are being marketed to both DVD and Video On Demand (VOD) domestic distribution markets. Additionally, preliminary investment plans are being negotiated for a 3D Movie with a movie production company. Foreign distribution markets have recently become available and our contracted marketing company, The Bosko Group, is in the process of negotiating contracts for all nine DVD movies. This market would include the movies being subtitled and dubbed in foreign languages throughout Europe, Asia and South America. Currently we are represented by our contracted marketing distributor, The Bosko Group, in which they represent and sell the rights for the Bigfoot Project Investments Inc. nine DVD Movies.

We are currently negotiating agreements with a 3D Movie Production Company to produce a movie called "Bigfoot 3D". The draft script has been written and is being finalized with Golden Leaf Pictures, the production company. Investment funding is required to finalize negotiation of contracts and start production of the movie. There are no agreements in place to provide the funding at this time.

We plan to continue to amass artifacts (footprint castings, skeletal, hair, skin, blood and other creature remains), and media products such as DVD videos, photographs, audio and Written documents, Televised, and Movie media events from our continued Bigfoot Expeditions throughout the United States and Canada. We will be unable to amass additional artifacts without the funding provided by this offering. We will use the artifacts we currently have and the artifacts we intend to acquire. The collection of artifacts is used as scientific evidence to substantiate the existence of this creature known as “Bigfoot” as a species through proper DNA testing and scientific examination. The evidence that the artifacts provide are provided to the scientific community as evidence in documentation of this creature as a new species. This documentation is used in media projects (Television, DVD movies, publications etc.) for marketing and the management believes it has substantial value. Media products such as DVD videos, photographs, audio and written documents, Televised, and Movie media events from our continued Bigfoot Expeditions provide the basis for our media projects, which are marketed and provide revenue. Additionally we will negotiate and purchase intellectual and physical properties relating to the creature as opportunities become available that will continue to feed the development of additional projects.

Bigfoot Project Investments Inc. bears a high degree of risk, lacking maturity and not having a background or reference point to evaluate or compare company performance to the investor. Each of the projects we market will be carefully reviewed for market value by the Board of Directors. These Projects will be based on agreements with property owners of other organizations. Personnel in each project area will share in the responsibility running our company’s operations.

Current Entertainment Market Trends:

Our Economy: Starting out any business during the economic crisis currently experienced worldwide is risky. Even though we are in tough economic times, it is management’s belief that people still want entertainment. It is management’s belief that major corporations in television, movies, video games and other recreational commodities will meet the demand for entertainment as the economic crisis recedes.

It is management’s belief that sectors like video games, DVDs and cable TV are buffered from the shockwaves hitting other parts of the economy. Since the sale of the films produced is one of our major sources of revenue we feel that this will allow us to maintain consistent product sales income.

The home entertainment industry is also counting on the Blu-Ray technology to help carry through the downturn. It is expected consumers will adopt the High-DEF format as readily as they did for VHS during the 1981 recession. It is management’s belief that making our films available in this format will allow us to maximize our product selling potential.

Cable TV also has free, night-on-the-couch appeal for the economy stricken consumer. The research firm “SNL Kagan” said cable TV advertising has grown as channels like ESPN and Lifetime continue siphoning viewers away from broadcast TV. When squeezed companies slash their advertising budgets, cable has the cushion of a second revenue stream - about 50% of its cash comes from affiliate fees paid by cable operators.

Home Video (Press Release ABI Research Published: 04/28/2012)

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Internet penetration rates are expected to exceed 60% for game consoles, TVs, and Blu-ray players in the U.S. by 2017.

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More than One in Five US Households Have a TV Connected to the Internet.

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79% of Netflix Watch Instantly. Customers use it to watch movies and television shows on a TV.

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59% of this group access Netflix via a video game system.

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10.4% of US homes had an IPTV in February 2012 vs. 4.7% a year prior.

Kiosks like Redbox represent 22% of all U.S. movie rentals in 2012, up from 19% in 2011

(CONVERGENCE ONLINE Published: 04/03/2012).

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In 2012 Americans will pay to consume 3.4B movies online, 1B more movies per year than are consumed on DVD and Blu-ray combined.

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Online subscription services like Hulu Plus and Netflix will represent 25% of all U.S. movie rentals in 2012, up from 13% in 2011.

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Video will account for 5.8%, or $151.5MM, of the $2.61B in total U.S. mobile ad spending in 2012.

Cable Television (TDG RESEARCH Published: 01/11/2013)

US cable pay TV subscriptions peaked at nearly 101M households in 2011 and will decline to less than 95M households by 2017.

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1/5 of pay TV service providers know their cable, satellite, or Telco provider offers technology that lets them view video content over the internet on digital devices.

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Among tablet owners who subscribe to cable companies that offers streaming TV apps, 50% have downloaded the app.

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20% of pay-tv subscribers would cancel their service if they could get their favorite shows online.

On Line Video (ComScore study, released in February 2011)

An overview of the world of online video. The demand (and opportunity) for online video is growing:

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82.5% of the U.S. Internet audience viewed a video online.

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Viewers watched 75% more videos online in December 2010 than December 2008.

In a 2010 report from Cisco, 30% of Internet traffic is currently video. By 2013, 90% of Internet traffic will be video.

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Advanced Internet video (3D and HD) will increase 23-fold between 2009 and 2014.

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By 2014, 3D and HD Internet video will include 46% of Internet video traffic.

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In the same time frame, online video ad spending will swell from $1.97 billion to $5.71 billion.

The Bigfoot Media Projection:

It is management’s belief that all of the current media entertainment projects Bigfoot Project Investments Inc., is presently marketing and intends to market are firmly embedded into the positive side of the Media Market Trends described above. All of the company projects are based on a legendary creature (Bigfoot) still being pursued and recognized worldwide, to reveal its identity as a species to science and the world. The Bigfoot creature is known around the world. It is management’s belief that Bigfoot has worldwide awareness.

Bigfoot-like creatures are known by many different names all over the globe:

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Almas-Mongolia

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Amomongo– Megros, Philippines

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Mono Grande– South America

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Barmanou– Afghanistan/Pakistan

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Chuchunaa – Siberia

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Fear Liath – Scotland

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Man-Beast – England

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Hibagon – Japan

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Nguoi Rung – Vietnam

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Orang Mawas – Malaysia

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Sumatra Woodwose – Medieval Europe

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Sasquatch – North America

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Yeren – Hubei, China

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Yeti – Tibet

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Yowie – Australia

There is intense competition in the media entertainment industry, and one thing that stands out in this industry that accelerates sales to consumers is a publically recognized brand. It is management’s belief that our company and projects name reflect a brand name that invites the curiosity of people worldwide into wanting to know more about it. Our research team has had fifty local and national Television news spots over the past seven years on encounters and related evidence of the Bigfoot Creature throughout the United States and Canada. Based on these televised reports of encounters and media interest in them, management believes the name “Bigfoot” intrigues people and will entice them into wanting to see and experience the various projects we have to offer the entertainment industry. This is evident in the agreements we have in place with the Bosko Group, who represents and markets our projects through current contracts with major distributors of media.

Our Markets.

We have marketing agreements in place through our marketing distributor, The Bosko Group with both the above companies for six of our nine DVD Movies. Our company’s remaining three DVD movies of the nine DVD Movies in our current project inventory are in process of being added to the current agreements with Channel Sources Distribution Company LLC. and Gravitas Ventures.

It is management’s belief that we can exploit and market every media aspect of our project inventory of properties and artifacts to the fullest extent possible. We believe we can bring the investor the highest return of the Investment obtainable in each project we market. The company projects are embedded into the media industry as described above in the Entertainment Media Market Trends with contract agreements and with well established distribution and sales companies as listed above.

We have projects positioned for markets as presented.

The Bigfoot 3D Movie Project –We are negotiating an agreement with Golden Leaf Pictures, San Jose, CA. The draft script for the movie is currently in process of being finalized. There are no agreements in place to provide the funding at this time. Investment funding is required to finalize a contract and start production of the movie.

Current Proposed Bigfoot 3D Project Plan:

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Exclusive Worldwide License for the unseen Bigfoot Hoax footage. (One of Bigfoot Project Investments Inc. DVD Movies).

•

Golden Leaf Pictures will use the latest technologies to create the ultimate Bigfoot film.

•

Golden Leaf Pictures will release in digital 3D, digital 2D, and IMAX 3D.

•

Bigfoot 3D will also be released in a 3D and 2D high definition DVD format.

•

The Bigfoot 3D video game will be a 3D release.

•

Merchandising opportunities are expected worldwide.

Note: The above “Bigfoot 3D Movie Project proposed plan is based on Golden Leaf Pictures and Bigfoot Project Investments Inc. intended project plans and is not endorsed or supported by any other Entertainment Industry organization.

The figure below shows the Bigfoot 3D Movie Project as currently planned. There are no agreements in place to provide funding at this time. Investment funding is required to finalize a contract and start production of the movie. Investment funding plus 35% ROI is paid in full on the first day of principle photography. This is paid before completion of the Movie. Upon release and distribution of the 3D Movie, a second ROI of 5% of the Producers Percentage of the films revenues will be realized. These terms have been negotiated with the film’s producers and will be finalized in a contract upon receipt of initial funding.

DVD/VOD Movies and Documentary Film Projects:

Legend of Bigfoot

In the Shadow of Bigfoot

Bigfoot Alive in 82

Note 2: The below DVD videos “Bigfoot Lives” won the 2007 Pocono Mountain Film Festival Award for Best Documentary and Best Director. Bigfoot Lives-2 and Anatomy of a Bigfoot Hoax both won 2011 Pocono Mountain Film Festival Awards for Best Documentary.

Bigfoot Lives, Released 2007.

Bigfoot Lives-2, Released 2011.

Anatomy of a Bigfoot Hoax, Released 2011.

Bigfoot Lives-3, Released 2012.

Hoax of the Century, Released 2012.

Pursuit, The Search for Bigfoot, currently being marketed 2013.

Note 3: Channel Sources Distribution Company has contract with our marketer, The Bosko Group for DVD Movies for distribution and is in the process of placing Bigfoot Lives, In the Shadow of Bigfoot, Bigfoot Lives 2 and Anatomy of a Bigfoot Hoax in retail locations throughout the North America. Gravitas Ventures VOD has contract in place with our marketer, The Bosko Group for In The Shadow of Bigfoot, Bigfoot Lives, Bigfoot Lives-2 and Anatomy of a Bigfoot Hoax. These films, which will be sold at $2.99-$4.99, were recently made available to Gravitas supplied cable subscribers, which number approximately 15-25 million households across the U.S. at present.

Projected developing markets. Markets are being negotiated by The Bosko Group who is contracted to Bigfoot Project Investments Inc.to market the DVD and VOD products. As done in the past contracts with Channel Sources and Gravitas Ventures, existing contracts will be upgraded to include additional DVD Movies. Here is the list of our movie projects:

•

Legend of Bigfoot

•

In the Shadow of Bigfoot

•

Bigfoot Alive in 82

•

Bigfoot Lives, Released 2007.

•

Bigfoot Lives-2, Released 2011.

•

Anatomy of a Bigfoot Hoax, Released 2011.

•

Bigfoot Lives-3, Released 2012.

•

Hoax of the Century, Released 2012.

•

Pursuit, The Search for Bigfoot, currently being marketed 2014.

The updated contracts will include these nine titles marketing/distribution in United States, Canada and Puerto Rico. The projections anticipated for this market are provided by The Bosko Group, our currently contracted distributor. All projections below are projections from the Bosko Group.

The Bosko Group Projected markets:

Gravitas Ventures VOD North America:

•

Cable VOD= over 100 million U.S. households.

•

Cable VOD= over 10 million Canadian households

•

Digital VOD= over 150 million active users (US/Canada)

•

Channel Sources North America: DVD= over 400 retail outlets

•

DVD= over 50,000 rental outlets

New Development Markets (Foreign Distribution). According to the Bosko Group, the big news for 2014 is that it will be the year that we can exploit foreign territories. Distribution marketers have always practiced conservatively in the foreign markets because of the dangers of piracy and inability to realistically track funds. It is management’s belief that there is an obvious worldwide appeal of Searching for Bigfoot Inc. films. It is also management’s opinion that due to this appeal foreign distribution markets are a relatively conservative risk and a potentially significant revenue source. Since VOD distribution is finally available in foreign territories, it is management’s opinion that and all of our movies will benefit from these new markets as contracts are upgraded to include these foreign markets.

Big Project Projection “Pursuit”.

It is the belief of management that the upcoming project, Pursuit is expected to do well in the markets. This is based on projections from The Bosko Group, our distribution marketing company. Based on their experience it is their opinion that the “found footage” genre is constantly growing, and to combine this popular film making approach with the appeal of Bigfoot hunting significantly enhances marketability. In addition to creating a found footage movie with dates, places and people that can actually be researched by audiences, we have an ongoing relationship with Eduardo Sanchez of Blair Witch Project fame, and director of the upcoming Exists (his own found-footage Bigfoot film). Mr. Sanchez has signed a Non-Disclosure Agreement with us and we are currently in negotiations with him to determine the degree of involvement that he will have in our DVD project Pursuit.

In addition to the revenue streams identified above, The Bosko Group anticipates Pursuit could do the following business based on its design and timing:

DVD – 50,000 to 100,000 units. Units in this type of sale net the producer $4-$7 dollars per unit.

VOD Projected revenue for Pursuit:

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Cable - $50,000 dollars initial 6 months

•

Digital Royalty - $75,000 dollars initial 6 months

•

Digital License - $40,000 to $75,000 initial 6 months

ONGOING PLAN: Bigfoot Project Investments Inc. has acquired “Searching for Bigfoot Inc.”, an inventory of artifacts/assets and over 360 hours of video expedition footage. The acquisition was executed to streamline our various projects decisions and marketing capability and complete control through one Board of Directors and one company vice having to go through two companies to develop, execute and market our projects. Another DVD movie Bigfoot Lives 3 is in production and soon to be released. With all current materials in our project inventory, there is enough media and Artifacts to develop many more movies. As we continue to conduct the research and expeditions continue to evolve, we will be adding to the current inventory for a continuous flow of media to be used in future projects to be added to our company projects for investors.

Proprietary Rights of Our Projects.

We have copyrights and copyrights pending for nine DVD movies. We own the copyrights on DVD Movies Bigfoot Lives and Anatomy of a Bigfoot Hoax. Copyrights are pending for DVD Movies Legend of Bigfoot, In the Shadow of Bigfoot, Bigfoot Alive in 82, Bigfoot Lives-2, Bigfoot Lives-3, Hoax of the Century, and Pursuit (The Search for Bigfoot). Selling artifacts and fossils will not be a part of Bigfoot Project Investments Inc.’s business.

An example of The Bosko Group marketing materials is as follows:

BIGFOOT IS BACK!

Capture the public's ***Bigfoot fever*** with these creature-feature documentary films about the world's ***most famous*** beast!

HOAX OF THE CENTURY

HOAX OF THE CENTURY

For over 45 years the world has been fooled by two men, Roger Patterson and Bob Gimlin. They and a group of people were complicit in creating an iconic legend based on lies and deception — a legend known as Bigfoot. But their hoax is now revealed. Find out the truth, hear and see witnesses and testimonial interviews. The general public has been deceived and lied to for years...now you can own the true, real story behind the world's most famous Bigfoot movie!

Runtime: 60 minutes

PURSUIT
THE SEARCH FOR BIGFOOT

PURSUIT: THE SEARCH FOR BIGFOOT

In October 2012, two young filmmakers discover a journal that documents a series of Bigfoot sightings across the U.S. The detailed entries provide witness names, locations and testimonies of each creature encounter. In an effort to prove or debunk the journal entries, the filmmakers team up with Tom Biscardi to follow the trail of sightings listed in the journal. They encounter drama, intrigue and racial tension, as well as government cover-ups. What you watch is a videotape record of their journey. There are no created stories. There are no fake locations. There are no actors. Everything is real.

Runtime: 75 minutes

BIGFOOT
LIVES

BIGFOOT LIVES

Follow the travels of the world renowned Bigfoot hunter, Tom Biscardi and his Searching for Bigfoot team as they search the country from Montana to New York in search of the world's most elusive and mysterious creature.

Runtime: 79 mins.

BIGFOOT LIVES
2

BIGFOOT LIVES 2

The long awaited sequel to the Award Winning "Bigfoot Lives" this new film continues the adventures of Bigfoot hunter Tom Biscardi as they investigate reports of unknown creature sightings around the United States.

Runtime: 95 mins. w/Bonus Features

ANATOMY
OF A
BIGFOOT
HOAX

ANATOMY OF A BIGFOOT HOAX

It was the 7th most searched news story on Google and the live press conference was viewed by millions, causing Internet black-out conditions on every major news site. Now for the first time ever, view never before seen footage of actual events as the hoax of the century unfolds. Get the complete story of the "Georgia Bigfoot in a Freezer" from those who lived it.

Runtime: 62 mins. w/Bonus Features

He's always there,
watching,
waiting,
wanting.
In The Shadow of...
BIGFOOT

IN THE SHADOW OF BIGFOOT

An extraordinary, full length documentary hailed as the first truly authoritative exploration of the Bigfoot phenomenon. Interviews with eye-witnesses and scientists - including extensive, never before seen, detailed footage of the majestic creature, which famed Bigfoot hunter Ivan Marx shot and wounded, in self-defense.

Runtime: 80 mins.

BIGFOOT
LIVES
3

BIGFOOT LIVES 3

Follow the Searching for Bigfoot team as they continue the quest to find this elusive creature. In five locations from Illinois to Arizona, eyewitnesses relive their experiences with creatures the world thinks do not exist, but these people know the mythical monsters live.

Runtime: 75 minutes

AVAILABLE NOW

Matabo ENTERTAINMENT

BOSKO GROUP

www.boskogroup.com

Our agreements with The Bosko Group, who has contracts in place with Channel Sources Distribution Company to sell four of nine DVD movies, are in the process of upgrading the current contract to include the other five movies. The Bosko Group also has an agreement with Gravitas VOD for the same four movies in which the remaining five movies are currently being added to the agreement.

The intellectual property rights include business plan templates and design, business logo development, web site designs, and data bases of private financial lenders. Third party service providers are out sourced entities that will provide support in the development of future intellectual properties.

For example, the company will need third party assistance with the following: graphic designer, press release, Video/Film development of new movies, expedition/research to continue development of project products, web consultant, or help with additional technological issues or assistance with the development of products outside the scope of the organization.

Research and Development.

We continue to conduct research on expedition’s video and filming. Currently, “Searching for Bigfoot Inc.” has 360 Hours of raw Video footage taken from various SFBI expeditions and has been used to produce several DVD documentary films. There is still enough footage to produce several more documentary films. This media is being developed into future revenue streams. We will continue to pursue other existing and new media resources to develop continuous revenue to our investors.

Employees.

Currently, we have no full time employees other than our officers and directors. We anticipate that we will be unable to hire any employees in the next twelve months, unless we generate significant revenues. Meanwhile, we intend to utilize outsourcing quality personnel in conjunction with the talents of our Current Officers and Directors. We believe our future success depends in large part upon the continued services of our current Officers and Directors.

Facilities.

Our executive, administrative and operating offices are located at Bigfoot Project Investment Inc., 570 EL CAMINO REAL NR-150, REDWOOD CITY, CA 94063. This is also the office of one of our directors, C. Thomas Biscardi. He makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have generated or realized only minimal revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have only generated minimal revenues. We believe the technical aspects of our subscription website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We estimate the money we raised from a private placement memorandum and the money we raise in this offering will last 12 months.

Our officers and directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Use of proceeds from this offering will vary based on the level of response from the market.

If we have limited response from the market and only reach the 10% level from the offering our plans will include the production of additional DVD merchandise of the products already produced, two to three expeditions to gather more evidence and more footage for additional productions, additional advertising to market our products that have been popular with the market and the satisfaction of anticipated expenses related to the daily operations of the business.

Bosko DVD Costs at the 10% level ($27,200) will allow us to produce approximately 50,000 DVDs for sale on the current markets and will extend the contract through 2016.

SFBI Expedition Projects at the 10% level ($37,935) will allow the Company to fund two to three expeditions to investigate creature activity in areas where the creature has been sited. The expedition team will research a listing of previously identified “hot spots” and determine the locations and timing of the expeditions for the purpose of collecting evidence and footage for future film productions.

We expect the legal and accounting expenses to be consistent regardless of the level of funding that we experience. Our expected legal and accounting fees will result from the continued filing requirements for public companies. Included in these expenses are the annual audit, review of quarterly filings and legal advice on matters that arise from continued operations.

Distribution Contracts DVD/VOD Projects at the 10% level ($125,000) will allow us to extend our current advertising contract into 2016 and allow us to provide our products through virtual markets such as video streaming and additional development of our website.

Bigfoot Project Investments Inc. Operating Expenses at the 10% level ($23,865) will provide us the funds to pay hosting, bookkeeping, merchant account fees, storage fees and other periodic operating expenses.

Contingencies Less than 4% at the 10% level ($11,000) will provide us with a cushion for unexpected expenses such as additional expenses incurred from an extended expedition or other costs that are unusual or unexpected.

In the event that the response is at the 50% level of the offering we anticipate increasing the number of expeditions to four we will also produce additional DVD merchandise, and increase our advertising efforts to expand our market, production of at least one new documentary film to place on the market will also be pursued, and we will satisfy the anticipated expenses related to the daily operations for the business.

Bosko DVD Costs at the 50% level ($66,300) will allow us to produce approximately 120,000 DVDs for sale on the current markets and will extend the contract through 2017.

SFBI Expedition Projects at the 50% level ($56,903) will allow the Company to fund three to four expeditions (depending on the locations) to investigate creature activity in areas where the creature has been sited. The expedition team will research previously identified “hot spots” and determine the locations and timing of the expeditions for the purpose of collecting evidence and footage for future film productions.

We expect the legal and accounting expenses to be consistent regardless of the level of funding that we experience. Our expected legal and accounting fees will result from the continued filing requirements for public companies. Included in these expenses are the annual audit, review of quarterly filings and legal advice on matters that arise from continued operations.

Bigfoot 3D Movie Project at the 50% level ($200,000) will allow us to develop the concept of the production of a Bigfoot Movie that will be shot to produce a 3D film. This project has been thoroughly researched and management feels that it will be a welcome addition to our current film offerings. The script has been drafted and actors have expressed interest in performing in the production. In the event that this funding level is attained, additional funds will be required to complete this project. Management has tentative confirmation that the additional funds required to complete the project can be secured from private sources.

New Movie Projects at the 50% level ($300,000) will allow us to develop new documentary productions similar to the films already on the market. Management believes that new films will add to our portfolio and potentially add additional revenue. As additional films are produced we will market them with the current films as continuations of the documentaries we already have on the market.

Distribution Contracts DVD/VOD Projects at the 50% level ($350,000) will allow us to extend our current advertising contract into 2017 and allow us to provide our current and additional products through virtual markets such as video streaming and additional development of our website.

Advertising/PR Campaign for DVD/VOD Movies at the 50% level ($200,000) will allow us to expand our marketing program into new markets. We will explore the marketability of our products in other markets and focus on the areas that according to our research will provide the best market for our products.

Bigfoot Project Investments Inc. Operating Expenses at the 50% level ($50,000) will provide us the funds to pay hosting, bookkeeping, merchant account fees, storage fees and other periodic operating expenses. Management feels that the expenses related to normal operations will increase with the activity related to monitoring the expenditure categories and has increased the anticipated expense amount to allow for that.

Contingencies Less than 4% at the 50% level ($51,797) will provide us with a cushion for unexpected expenses such as additional expenses incurred from an extended expedition or other costs that are unusual or unexpected.

At the 75% funding level we plan to start the production of the Bigfoot 3D Movie Project and will explore new scripts for other movies, we will also increase the level of production for the merchandise that is already market available, six to seven expeditions will be planned and executed, additional advertising and marketing contracts will be pursued and we will satisfy the anticipated expenses related to the daily operations of the business.

Bosko DVD Costs at the 75% level ($99,450) will allow us to produce approximately 180,000 DVDs for sale on the current markets, expand to other markets extend the contract through 2017.

SFBI Expedition Projects at the 75% level ($85,354) will allow the Company to fund six to seven expeditions (depending on the locations) to investigate creature activity in areas where the creature has been sited. The expedition team will research previously identified “hot spots” and determine the locations and timing of the expeditions for the purpose of collecting evidence and footage for future film productions.

We expect the legal and accounting expenses to be consistent regardless of the level of funding that we experience. Our expected legal and accounting fees will result from the continued filing requirements for public companies. Included in these expenses are the annual audit, review of quarterly filings and legal advice on matters that arise from continued operations.

Bigfoot 3D Movie Project at the 75% level ($350,000) will allow us to fully develop the concept of the production of a Bigfoot Movie that will be shot to produce a 3D film. This project has been thoroughly researched and management feels that it will be a welcome addition to our current film offerings. The script has been drafted and actors have expressed interest in performing in the production. This level of funding will allow us to select actors and start production of the movie. In the event that this funding level is attained, additional funds will be required to complete this project. Management has tentative confirmation that the additional funds required to complete the project can be secured from private sources.

New Movie Projects at the 75% level ($400,000) will allow us to develop new documentary productions similar to the films already on the market. Management believes that new films will add to our portfolio and potentially add additional revenue. As additional films are produced we will market them with the current films as continuations of the documentaries we already have on the market.

Distribution Contracts DVD/VOD Projects at the 75% level ($525,000) will allow us to extend our current advertising contract into 2017 and allow us to provide our current and additional products through virtual markets such as video streaming and additional development of our website. It will also allow us to pursue additional advertising contracts thorough contracts with other sites interested in our products.

Advertising/PR Campaign for DVD/VOD Movies at the 75% level ($350,000) will allow us to expand our marketing program into new markets. We will explore the marketability of our products in other markets and focus on the areas that according to our research will provide the best market for our products. We will also explore additional types of projects that would be considered attractive to our current market such as live streaming and virtual productions which allow real time viewing of expeditions.

Bigfoot Project Investments Inc. Operating Expenses at the 75% level ($65,000) will provide us the funds to pay hosting, bookkeeping, merchant account fees, storage fees and other periodic operating expenses. Management feels that the expenses related to normal operations will increase with the activity related to monitoring the expenditure categories and has increased the anticipated expense amount to allow for the expansion of these services such as bookkeeping on a full time basis.

Contingencies Less than 4% at the 75% level ($75,196) will provide us with a cushion for unexpected expenses such as additional expenses incurred from an extended expedition or other costs that are unusual or unexpected. As the funding level increases it is almost certain that items and expenses that have not occurred in the past will occur and have to be paid. Therefore, this category will become increasingly important as the company expands operations.

At the 100% funding level we will continue and finalize the Bigfoot 3D Movie Project and will entertain ideas for new production projects, we will again increase the level of production for the merchandise that is already market available and add the new productions to our marketing contracts. The number of expeditions for the collection of evidence and footage will be between nine and eleven depending on the costs for each expedition, we also anticipate signing additional advertising and marketing contracts for the new and existing productions, we will also satisfy the anticipated expenses related to the daily operations of the business.

Bosko DVD Costs at the 100% level ($132,600) will allow us to produce approximately over 200,000 DVDs for sale on the current markets, including the production of new DVDs as they are developed, expand to other markets and extend the current contract through 2020.

SFBI Expedition Projects at the 100% level ($113,805) will allow the Company to fund nine to eleven expeditions (depending on the locations) to investigate creature activity in areas where the creature has been sited. This level of funding will allow us to provide for full time expedition services allowing the team to be available for deployment as soon as a siting is verified. The expedition team will identify “sitings” that they feel deserve further investigation for the purpose of collecting evidence and footage for future film productions.

We expect the legal and accounting expenses to be consistent regardless of the level of funding that we experience. Our expected legal and accounting fees will result from the continued filing requirements for public companies. Included in these expenses are the annual audit, review of quarterly filings and legal advice on matters that arise from continued operations. In the event that these expenses increase the funds will be used from the Contingencies item budget.

Bigfoot 3D Movie Project at the 100% level ($400,000) will allow us to fully develop the concept of the production of a Bigfoot Movie that will be shot to produce a 3D film. This project has been thoroughly researched and management feels that it will be a welcome addition to our current film offerings. The script has been drafted and actors have expressed interest in performing in the production. This level of funding will allow us to select actors and fund the  production of the movie from start to finish.

New Movie Projects at the 100% level ($600,000) will allow us to develop new documentary productions similar to the films already on the market. Management believes that new films will add to our portfolio and potentially add additional revenue. As additional films are produced we will market them with the current films as continuations of the documentaries we already have on the market. With the increased number of expeditions our video library will continue to expand. At this level of funding we expect that we will be able to add on or two new documentary films per year to our current lineup of films.

Distribution Contracts DVD/VOD Projects at the 100% level ($700,000) will allow us to extend our current advertising contract into 2020 and allow us to provide our current and additional products through virtual markets such as video streaming and additional development of our website. It will also allow us to pursue additional advertising contracts thorough contracts with other sites interested in our products. Management plans to add productions on a yearly basis by developing documentaries from the film footage obtained through the expeditions.

Advertising/PR Campaign for DVD/VOD Movies at the 100% level ($500,000) will allow us to expand our marketing program into new markets. We will explore the marketability of our products in other markets and focus on the areas that according to our research will provide the best market for our products. We will also explore and develop additional types of projects that would be considered attractive to our current market such as live streaming and virtual productions which allow real time viewing of expeditions.

Bigfoot Project Investments Inc. Operating Expenses at the 100% level ($75,000) will provide us the funds to pay hosting, bookkeeping, merchant account fees, storage fees and other periodic operating expenses. Management feels that the expenses related to normal operations will increase with the activity related to monitoring the expenditure categories and has increased the anticipated expense amount to allow for the expansion of these services such as bookkeeping on a full time basis.

Contingencies Less than 4% at the 100% level ($103,595) will provide us with a cushion for unexpected expenses such as additional expenses incurred from an extended expedition or other costs that are unusual or unexpected. As the funding level increases it is almost certain that items and expenses that have not occurred in the past will occur and have to be paid. Therefore, this category will become increasingly important as the company expands operations.

In the event that the selling and distribution of the DVD and promotional products we have available reaches a level that our daily anticipated expenses are met without the use of funds from this offering we will repay all funds that the shareholders have provided for the operations of the business and the funding of this offering.

Management plans to continue to produce and market the documentary products that have generated interest in the market place. With the additional funding that this offering will generate we plan to develop and expand our current projects at the levels previously specified. Management is confident that the new films planned will be favorably received by our current market base and new projects can be funded by the revenues generated from this operating plan.

As the operating plan starts generating revenue from the DVD and VOD sales, management plans to start an aggressive plan of debt reduction. It is management’s plan to satisfy all current debts as quickly as possible using only revenues from actual sales while still allowing the company to continue to expand operations and produce additional films and marketable products.

The Bigfoot 3D Movie Project –We are negotiating an agreement with Golden Leaf Pictures, San Jose, CA. The draft script for the movie is currently in process of being finalized. There are no agreements in place to provide the funding at this time. Investment funding is required to finalize a contract and start production of the movie.

Current Proposed Bigfoot 3D Project Plan:

•

Exclusive Worldwide License for the unseen Bigfoot Hoax footage. (One of Bigfoot Project Investments Inc. DVD Movies).

•

Golden Leaf Pictures will use the latest technologies to create the ultimate Bigfoot film.

•

Golden Leaf Pictures will release in digital 3D, digital 2D, and IMAX 3D.

•

Bigfoot 3D will also be released in a 3D and 2D high definition DVD format.

•

The Bigfoot 3D video game will be a 3D release.

•

Merchandising opportunities are expected worldwide.

Note: The above “Bigfoot 3D Movie Project proposed plan is based on Golden Leaf Pictures and Bigfoot Project Investments Inc. intended project plans and is not endorsed or supported by any other Entertainment Industry organization.

The figure below shows the Bigfoot 3D Movie Project as currently planned. There are no agreements in place to provide funding at this time. Investment funding is required to finalize a contract and start production of the movie. Investment funding plus 35% ROI is paid in full on the first day of principle photography. This is paid before completion of the Movie. Upon release and distribution of the 3D Movie, a second ROI of 5% of the Producers Percentage of the films revenues will be realized. These terms have been negotiated with the film’s producers and will be finalized in a contract upon receipt of initial funding.

DVD/VOD Movies and Documentary Film Projects:

Legend of Bigfoot

In the Shadow of Bigfoot

Bigfoot Alive in 82

Note 2: The below DVD videos “Bigfoot Lives” won the 2007 Pocono Mountain Film Festival Award for Best Documentary and Best Director. Bigfoot Lives-2 and Anatomy of a Bigfoot Hoax both won 2011 Pocono Mountain Film Festival Awards for Best Documentary.

Bigfoot Lives, Released 2007.

Bigfoot Lives-2, Released 2011.

Anatomy of a Bigfoot Hoax, Released 2011.

Bigfoot Lives-3, Released 2012.

Hoax of the Century, Released 2012.

Pursuit, The Search for Bigfoot, currently being marketed 2013.

Note 3: Channel Sources Distribution Company has contract with our marketer, The Bosko Group for DVD Movies for distribution and is in the process of placing Bigfoot Lives, In the Shadow of Bigfoot, Bigfoot Lives 2 and Anatomy of a Bigfoot Hoax in retail locations throughout the North America... Gravitas Ventures VOD has contract in place with our marketer, The Bosko Group for In The Shadow of Bigfoot, Bigfoot Lives, Bigfoot Lives-2 and Anatomy of a Bigfoot Hoax. These films, which will be sold at $2.99-$4.99, were recently made available to Gravitas supplied cable subscribers, which number approximately 15-25 million households across the U.S. at present.

Projected developing markets. Markets are being negotiated by The Bosko Group who is contracted to Bigfoot Project Investments Inc.to market the DVD and VOD products. As done in the past contracts with Channel Sources and Gravitas Ventures, existing contracts will be upgraded to include additional DVD Movies. Here is the list of our movie projects:

•

Legend of Bigfoot

•

In the Shadow of Bigfoot

•

Bigfoot Alive in 82

•

Bigfoot Lives, Released 2007.

•

Bigfoot Lives-2, Released 2011.

•

Anatomy of a Bigfoot Hoax, Released 2011.

•

Bigfoot Lives-3, Released 2012.

•

Hoax of the Century, Released 2012.

•

Pursuit, The Search for Bigfoot, currently being marketed 2013.

The updated contracts will include these nine titles marketing/distribution in United States, Canada and Puerto Rico. The projections anticipated for this market are provided by The Bosko Group, our currently contracted distributor. All projections below are projections from the Bosko Group.

The Bosko Group Projected markets:

Gravitas Ventures VOD North America:

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Cable VOD= over 100 million U.S. households.

•

Cable VOD= over 10 million Canadian households

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Digital VOD= over 150 million active users (US/Canada)

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Channel Sources North America: DVD= over 400 retail outlets

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DVD= over 50,000 rental outlets

New Development Markets (Foreign Distribution). According to the Bosko Group, the big news for 2013 is that it will be the year that we can exploit foreign territories. Distribution marketers have always practiced conservatively in the foreign markets because of the dangers of piracy and inability to realistically track funds. It is management’s belief that when you combine that with the obvious worldwide appeal of Searching for Bigfoot Inc. Films we would have a recipe for financial disaster if we pursued foreign distribution markets. Luckily, that has now changed. Meaningful VOD distribution is finally available in foreign territories, and all of our movies will benefit from these new markets as contracts are upgraded to include these foreign markets.

Big Project Projection “Pursuit”.

It is the belief of management that the upcoming project, Pursuit is expected to do well in the markets. This is based on projections from The Bosko Group, our distribution marketing company. Based on their experience it is their opinion that the “found footage” genre is constantly growing, and to combine this popular film making approach with the appeal of Bigfoot hunting significantly enhances marketability. In addition to creating a found footage movie with dates, places and people that can actually be researched by audiences, we have an ongoing relationship with Eduardo Sanchez of Blair Witch Project fame, and director of the upcoming Exists (his own found-footage Bigfoot film). Mr. Sanchez has signed a Non-Disclosure Agreement with us and we are currently in negotiations with him to determine the degree of involvement that he will have in our DVD project Pursuit.

In addition to the revenue streams identified above, The Bosko Group anticipates Pursuit could do the following business based on its design and timing:

DVD – 50,000 to 100,000 units. Units in this type of sale net the producer $4-$7 dollars per unit.

VOD Projected revenue for Pursuit:

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Cable - $50,000 dollars initial 6 months

•

Digital Royalty - $75,000 dollars initial 6 months

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Digital License - $40,000 to $75,000 initial 6 months

ONGOING PLAN: Bigfoot Project Investments Inc. has acquired “Searching for Bigfoot Inc.”, an inventory of artifacts/assets and over 360 hours of video expedition footage. The acquisition was executed to streamline our various projects decisions and marketing capability and complete control through one Board of Directors and one company vice having to go through two companies to develop, execute and market our projects. Another DVD movie Bigfoot Lives 3 is in production and soon to be released. With all current materials in our project inventory, there is enough media and Artifacts to develop many more movies. As we continue to conduct the research and expeditions continue to evolve, we will be adding to the current inventory for a continuous flow of media to be used in future projects to be added to our company projects for investors.

Our Bosko Contract projection DVD/VOD First Year Plans

The projections shown below are based on a review of nine DVD Movies released by various production companies in the market for the 2011/2012 time frame. We compared advertising dollars and various market timing factors and film subject matter to our nine DVD movies to get a realistic view of our movie products in a projected market environment. Of the nine films we reviewed the market DVD/VOD results averaged $420,000 dollars over a 12 month release period for each DVD movie. Four of the movies were Theatrical/Variance Releases in which DVD and VOD marketing followed after theatrical release period. Five movies were directly released into the DVD/VOD markets only. Our research revealed that the best marketing results for DVD/VOD were obtained by focusing in funding PR and Advertising. A good turnout of the five films in the Theatrical Variance did not substantially support a good market in the DVD/VOD venue. DVD/VOD results were based on how well the films PR and Advertising campaign was initiated and coordinated together. Our projections below are based on the low to mid six figure marketing result for our nine DVD movie projects. We believe this will project a realistic view for investors to see that even on the low to mid six figure end of the market our products could bring the investor a positive ROI.

•

The Bosko Group VOD First Year Plan

Bigfoot Project Investments Inc. projected First Year Plan for DVD/VOD and Bigfoot 3D Movie.

The projections shown below is our first year plan in marketing the company’s current project inventory of nine DVD Movies in DVD/VOD markets and Bigfoot 3D Movie production returns in the first year as described in the previous paragraphs above. The DVD/VOD projections do not reflect the various digital platforms market sales or rental sales. The Bigfoot 3D Movie projections do not reflect theatrical release returns, DVD/VOD market sales, 3D Video Game market sales and 3D movie merchandising market sales.

Proprietary Rights Of Our Projects.

We have copyrights and copyrights pending for nine DVD movies. We own the copyrights on DVD Movies Bigfoot Lives and Anatomy of a Bigfoot Hoax. Copyrights are pending for DVD Movies Legend of Bigfoot, In the Shadow of Bigfoot, Bigfoot Alive in 82, Bigfoot Lives-2, Bigfoot Lives-3, Hoax of the Century, and Pursuit (The Search for Bigfoot). Selling artifacts and fossils will not be a part of Bigfoot Project Investments Inc.’s business.

Our agreements with The Bosko Group, who has contracts in place with Channel Sources Distribution Company to sell four of nine DVD movies, are in the process of upgrading the current contract to include the other five movies. The Bosko Group also has an agreement with Gravitas VOD for the same four movies in which the remaining five movies are currently being added to the agreement.

The intellectual property rights include business plan templates and design, business logo development, web site designs, and data bases of private financial lenders. Third party service providers are out sourced entities that will provide support in the development of future intellectual properties.

For example, the company will need third party assistance with the following: graphic designer, press release, Video/Film development of new movies, expedition/research to continue development of project products, web consultant, or help with additional technological issues or assistance with the development of products outside the scope of the organization.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have only generated minimal revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we may have to seek additional financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on November 30, 2011 to July 31, 2014 Revenues were $7,663, Cost of Goods Sold were $2,244, and Expenses were $283,163. For the year ending July 31, 2014, revenues were $2,437, Cost of Goods sold were $253, and Expenses were $31,704. For the year ended July 31, 2013, Revenues were $5,226, Cost of Goods Sold were $1,891, and Expenses were $25,448. For the three months ended October 31, 2014, Revenues were $444, Cost of Goods Sold were $6, and Expenses were $8,321.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum of $300,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully add customers to our base, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. The Company can continue to operate at its current minimum level indefinitely with its existing funding resources.

Several of our officers and directors are willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by any of our officers and directors. The Company received a loan of $9,000 from Gretta Goth a shareholder and director, in the year ending July 31, 2012, there is no interest and it is to be repaid upon the company raising funds from revenues from DVD sales.

In January 2013, Bigfoot Project Investments Inc. executed a promissory note in the amount of $484,029 as part of the asset transfer agreement for the transfer of all assets held by Searching for Bigfoot Inc. During the year, the Company increased the promissory note by $489 to add an asset that was not included in the original transfer. The terms of the note are that the unpaid principle and the accrued interest are payable in full on January 31, 2015. The company is in the process of renegotiating the note to change the due date and repayment terms. The company expects the supplemental agreement to have a subsequent due date of January 31, 2016. The interest rate stated on the note is 4.0% (four percent). Monthly payments are not required in the note; however, the note does contain a prepayment clause that allows for payments to be made prior to the due date with no detrimental effects.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, we estimate it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate anything other than minimal revenues from our business operations.

We issued 207,490,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of July 31, 2014, our total assets were $7,585 and our total liabilities were $551,517.

As of October 31, 2014, our total assets were $6,342 and our total liabilities were $558,158. As of October 31, 2014, we had cash of $621. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Any or our current liabilities do not have to be paid at this time, and will not be repaid from the proceeds of this offering. Our related party liabilities consist of money advanced by our officers and directors.

For the three months ended October 31, 2014 and 2013, net cash used in operating activities were ($1,406) and ($2,990), respectively. For the three months ended October 31, 2014 and 2013, net cash used in investing activities was $0 and $0, respectively. For the three months ended October 31, 2014 and 2013, net cash provided by financing activities was $650 and 3,396, respectively.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 21, 2015 regarding the number of shares of common stock of Security beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of our common stock.

Name and Address of Beneficial Owner(1)(2)(3)	Shares of Common Stock / Percent of Class

Carmine T. Biscardi, Dir. 570 El Camino Real NR-150 Redwood City, CA 94063	125,585,000 60.53%

William F. Marlette, Dir 14231 Meadowrun Street San Diego, CA 92129	26,250,000 12.65%

Greta Goth, Dir. 1265 Westridge Drive Portola Valley, CA 94208	18,500,000 8.91%

Youssary (Joe) Kelada, MD, Dir. 406 Sunrise Avenue Suite 250 Roseville Ca 95112	15,000,000 7.23%

Dennis J. Kazubowski, Dir. 715 North First Street, Suite 21 San Jose, CA 95112	6,300,000 3.04%

Richard L. Fletcher, Pres. Acting CEO, Dir. 1535 Farmers Lane Santa Rosa, CA 95405	5,500,000 2.65%

C. Thomas Biscardi, Jr., Dir. 112 Ironwood Road Middlesboro, KY 40965	5,700,000 2.75%

Officers and Directors as a Group	97.76%

(1)

All directors, named executive officers, and persons owning 5% or more of our stock have sole voting and investment power with respect to the shares listed.

(2)

No director, named executive officer, or persons owning 5% or more of our stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

There are no arrangements currently in place which may result in a change of control of the company.

MANAGEMENT

All management was elected at the formation of the Company and has served in such capacities since.

RICHARD L. FLETCHER

The name, address, age, and positions of our President, CEO, and Director are set forth below:

Name and Address	Age	Position
Richard L. Fletcher 1535 Farmers Lane Santa Rosa, CA 95405	76	President, Acting CEO, Director

Mr. Fletcher’s over 45 years of sales and management experience gives him experience which will be beneficial to him as a director of the corporation.

2005-Present-2013 President, Board of Directors, Searching for Bigfoot Inc., Redwood City, CA. Mr. Fletcher’s experience as the leader of this company gives him specific incite to our companies purpose and our goals. This experience will also allow us to further develop our business plan and provide marketable products.

SARA L. JENKINS

The name, address, age and positions of our CFO, Treasurer/Secretary.

Name and Address	Age	Position
Sara L. Jenkins	48	CFO, Treasurer/Secretary
6222 Raytown Trwy #352
Raytown, MO 64133

Ms. Jenkins has over 12 years of experience in public accounting, she has prepared financial information and footnotes for several businesses in their effort to be listed with the SEC. This experience will allow us to further develop our business plan and provide valuable insight in the SEC filings subsequent to this filing.

WORK HISTORY

Owner of The Blackwing Group LLC an accounting firm that specializes in bookkeeping, tax planning, and preparation and preparation of financial information for specific SEC filings. The Blackwing Group LLC was established as an accounting firm in 2005 and continues to provide these various services to many clients.

GRETA GOTH

The name, address, age, and positions of our director are set forth below:

Name and Address	Age	Position
Greta Goth	85	Director
1265 Westridge Drive
Portola Valley, CA. 94208

Mrs. Goth is an entrepreneur and her expertise is in the area of the legal secretarial and paralegal field, office management, administration and computerization of legal firms which administrative experience gives her experience which will be beneficial to her as a member of the Board of Directors of the corporation. Her specific administration experience will allow her to provide valuable contributions to the day to day planning and annual budgeting of the company funds.

2004-Present – Retired due to spouse’s medical issues, but continues Lecturing and consulting.

DENNIS J. KAZUBOWSKI

The name, address, age, and positions of one of our directors is set forth below:

Name and Address	Age	Position
Dennis J. Kazubowski	57	Acting CEO, President, Director
715 North First Street, Suite 21
San Jose, CA. 95112

Mr. Kazubowski’s experience in the field of law and contracts gives him experience which will be beneficial to him as a member of the Board of Directors of the corporation. His specific expertise will aid us in the planning of expeditions by allowing us to have incite on the permits and licenses required for entry into locations.

Retired since 2008.

YOUSSARY (JOE) KELADA MD

The name, address, age, and positions of one of our Directors are set forth below:

Name and Address	Age	Position
Youssary (Joe) Kelada, MD	61	Director
Roseville Family Health Care
406 Sunrise Avenue, Suite 250
Roseville, CA. 95661

Mr. Kelada’s experience in real estate, entrepreneur of businesses and commercial transactions firm gives him experience which will be beneficial to him as a director of the corporation. His experience in commercial transactions will benefit us in the negations of service and other business contracts.

1983-Present – Solo Medical Practice, Roseville, CA.

CARMINE T. BISCARDI

The name, address, age, and position of one of our directors is set forth below:

Name and Address	Age	Position
Carmine T. Biscardi	66	Director
570 El Camino Real Nr-150
Redwood City, CA. 94063

Mr. Biscardi’s experience in the research of a creature known as Bigfoot or Sasquatch and his over 20 years as an owner and manager of a marketing and consulting firm gives him experience which will be beneficial to him as a member of the Board of Directors of the corporation.

His experience in the planning and leading of expeditions as well as the production of films from such expeditions is invaluable to our business.

WORK HISTORY

Apr 2006 – Present - Searching For Bigfoot Inc. Redwood City, CA.-Director & Owner

Jan 1991 Present Tom Biscardi Associates Redwood City, CA. - Owner & Manager

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Promotions. Marketing. Consulting.

C. THOMAS BISCARDI, JR.*

The name, address, age, and positions of one of our directors are set forth below:

Name and Address	Age	Position
C. Thomas Biscardi, Jr.	46	Director
112 Ironwood Road,
Middlesboro, KY. 40965

Mr. Biscardi’s sales and management experience along with Army training as a Ranger makes him an invaluable asset and firm gives him experience which will be beneficial to him on the board of directors. His experience and training allow us to plan expeditions with the thought that security has already been accounted for. His contributions to the planning of expeditions and the selection of personnel for those expeditions allow the other planners to concentrate on their field of expertise and are very beneficial to the company.

WORK EXPERIENCE

2008-Present - Food City, Middlesboro KY. -Assistant Store Manager.

* Son of Carmine T. Biscardi the Company’s President, CEO and director.

WILLIAM F. MARLETTE

The name, address, age, and positions of our Director are set forth below:

Name and Address	Age	Position
William F. Marlette 14231 Meadowrun St.	67	Director
San Diego CA. 92129

Mr. Marlette’s business experience including being a government contractor project manager gives him experience which will be beneficial to him as a member of the Board of Directors of the corporation. His specific field of experience as a government contractor allows him to aid us in the planning and organizing of expeditions.

WORK HISTORY

Retired – July, 2011 - Present

All directors will serve until a successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our officers and directors elected by the board of directors for a one year term, and will serve until successors are duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Our officers and directors are not independent.

Employment Agreements

We have not entered into an employment agreement with our officers and directors. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Summary Compensation Table. The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year for the last two fiscal years.

				Option	All Other	Total
Name and Principal Position	Year	Salary*	Bonus	Awards	Compensation	Compensation
Carmine T. Biscardi	2013	$0	$0	$0	$0	$0
COO, CEO	2014	$0	$0	$0	$0	$0
President, Dir.

William F. Marlette	2013	$0	$0	$0	$0	$0
Secretary, Treasurer, CFO,(2013) , Dir	2014	$0	$0	$0	$0	$0

Gretta Goth	2013	$0	$0	$0	$0	$0
Director	2014	$0	$0	$0	$0	$0

Dennis J. Kazubowski	2013	$0	$0	$0	$0	$0
Director,	2014	$0	$0	$0	$0	$0

Youssary Kellada, M.D.	2013	$0	$0	$0	$0	$0
Director	2014	$0	$0	$0	$0	$0

Richard Fletcher	2013	$0	$0	$0	$0	$0
Director	2014	$0	$0	$0	$0	$0

C. Thomas Biscardi, Jr.	2013	$0	$0	$0	$0	$0
Director	2014	$0	$0	$0	$0	$0

Sara Jenkins
Secretary, Treasurer, CFO (2014)	2014	$0	$0	$0	$0	$0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of July 31, 2014.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the year ended July 31, 2014. We intend during 2015 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 207,490,000 shares of common stock outstanding which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have no agreement to register these shares. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.

The number of holders of record of shares of our common stock is 37.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Two Hundred Fifty Million (250,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001). As of the date of this Offering the Company had 207,490,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company. There are no conversions, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock. Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights. The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable. The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 87.36% of our outstanding shares.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth. For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business. Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

We will use Action Stock Transfer as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined Regulation S-K, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 1, 2011, we issued 202,000,000 shares of restricted common stock to, our officers and directors, in consideration for professional services.

The Officers and Directors that received shares of common stock in the December 1, 2011, initial offering of 202,000,000 shares of common stock are listed below.

Officer/Director Name	Shares of common stock for services
President, CEO Richard Fletcher	5,500,000
Director, Greta Goth	17,500,000
Director, Dennis J. Kazubowski	5,500,000
Director, Youssary Kelada	15,000,000
Director, William F. Marlette	26,250,000
Director, Carmine T. Biscardi	125,750,000
Director, Carmine T. Biscardi Jr.	5,500,000
Equity Consultants	1,000,000
Total Shares Issued Initial Offering	202,000,000

Our executive, administrative and operating offices are located at 570 El Camino Real NR 140 Redwood City, CA 94063. C. Thomas Biscardi provides space for the company's operations free of charge. There are no written agreements evidencing this arrangement.

In the year ending July 31, 2012, the company has $9,000 loan was advance from shareholders – Greta Goth, bearing no interest and is due on demand.

In January 2013, Bigfoot Project Investments Inc. executed a promissory note in the amount of $484,029 as part of the asset transfer agreement for the transfer of all assets held by Searching for Bigfoot Inc. During the year, the Company increased the promissory note balance by $489 to include an additional asset that was not included in the original transfer. The terms of the note are that the unpaid principle and the accrued interest are payable in full on January 13, 2015. Management is currently in negotiations in the amending of the agreement to postpone the maturity date of this note.

The interest rate stated on the note is 4.0% (four percent). Monthly payments are not required in the note, however, the note does contain a prepayment clause that allows for payments to be made prior to the due date with no detrimental effects.

Interest expense for the year ended July 31, 2014 and 2013 was $19,371 and $10,556, respectively.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to July 31, 2014 included in this prospectus, have been audited by KLJ & Associates, LLP telephone (952) 697-3576, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Abby Ertz, Esq., has acted as our legal counsel in providing an opinion for this filing.

Bigfoot Project Investments Inc.

FINANCIAL STATEMENTS

Bigfoot Project Investments Inc.

FINANCIAL STATEMENTS

Including Independent Accountants’ Audit Report

For the Fiscal Years Ended

FOR THE YEARS ENDING JULY 31, 2014 AND 2013

and for the period November 30, 2011 (Inception) to July 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Bigfoot Project Investments Inc.

We have audited the accompanying balance sheets of Bigfoot Project Investments Inc. as of July 31, 2014 and 2013 and the related statements of operations, stockholders’ equity, and cash flows for the years ended July 31, 2014 and 2013 and the period November 30, 2011(Inception) to July 31, 2014. Bigfoot Project Investments Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bigfoot Project Investments Inc. as of July 31, 2014 and 2013, and the results of its operations and its cash flows for years ended July 31, 2014 and 2013, and the period November 30, 2011 (Inception) to July 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has earned only minimal revenue, has suffered net losses and has had negative cash flows from operating activities during the years ended July 31, 2014 and 2013 and from November 30, 2011 (inception) through July 31, 2014. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

St. Louis Park, MN

December 11, 2014

1660 S Highway 100

Suite 500

St. Louis Park, Minnesota 55416

630.277.2330

BIGFOOT PROJECT INVESTMENTS INC.

(A Development Stage Company)

Balance Sheets

	July 31, 2014	July 31, 2013
ASSETS
Current Assets
Cash	$1,377	$51
Inventory	3,337	3,553
Accounts Receivable	139	-

Total current assets	4,853	3,604

Other Assets
Website Development	5,500	5,500
Accumulated Amortization	(2,768)	(920)
Total Other Assets	2,732	4,580

Total Assets	$7,585	$8,184

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Advance from shareholders	$37,082	$27,912
Accrued Interest	29,918	10,556
Promissory Note	484,518	484,029
Total Current Liabilities	551,518	522,497

Total Liabilities	551,518	522,497

Stockholders' deficit
Common stock, $0.001 par value; 250,000,000 shares authorized, 207,490,000 issued and outstanding as of July 31, 2014 and July 31, 2013	207,490	207,490
Deficit accumulated during the development stage	(751,423)	(721,803)

Total stockholders' deficit	(543,933)	(514,313)

Total liabilities & Equity	$7,585	$8,184

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS INC.

(A Development Stage Company)

Statements of Operations

	Year Ended	Year Ended	From November 30, 2011 (Inception) to
	July 31, 2014	July 31, 2013	July 31, 2014

Revenue	$2,437	$5,226	$7,663

Cost of Goods Sold	353	1,891	2,244
Gross Profit	2,084	3,335	5,419

Operating expenses:
Professional fees	6,500	2,968	29,293
Stock based compensation	-	-	202,840
General and administrative	5,833	8,282	17,461
Promotional Items	-	3,642	3,642
Total operating expenses	12,333	14,892	253,236

Net loss from operations	(10,249)	(11,557)	(247,817)

Other Income (Expense)
Interest Expense	(19,371)	(10,556)	(29,927)

Net loss	$(29,620)	$(22,113)	$(277,744)

Basic and diluted loss per shares	$(0.00)	$(0.00)

Weighted average shares outstanding	207,490,000	205,325,109

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS INC.

(A Development Stage Company)

Statement of Changes in Stockholders' Deficit

Period of November 30, 2011 (Inception) to July 31, 2014

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, November 30, 2011 (inception)	-	$-	$-	$-	$-
Stock issuance to founders for services at $.001 per share	201,840,000	201,840	-	-	201,840
Stock issuance for services at $.001 per share	1,000,000	1,000	-	-	1,000
Cash proceeds from sale of common stock at $.05 per share	200,000	200	9,800	-	10,000
Net loss, period ended July 31, 2012	-	-	-	(226,011)	(226,011)
Balance, July 31, 2012	203,040,000	203,040	9,800	(226,011)	(13,171)

Stock Issuance for Asset Transfer (Related Party) issued at $.10 per share	4,400,000	4,400	435,600	-	440,000
Stock Issuance for Website Development issued at $.10 per share	50,000	50	4,950	-	5,000
Deemed Distribution Asset Transfer (Related Party)	-	-	(450,350)	(473,679)	(924,029)
Net loss, period ended July 31, 2013	-	-	-	(22,113)	(22,113)
Balance, July 31, 2013	207,490,000	$207,490	$-	$(721,803)	$(514,313)
Net loss, period ended July 31, 2014	-	-	-	(29,620)	(29,620)
Balance, July 31, 2014	207,490,000	$207,490	$-	$(751,423)	$(543,933)

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS INC.

(A Development Stage Company)

Statements of Cash Flows

			From November 30, 2011
	Year Ended	Year Ended	(Inception) to
	July 31, 2014	July 31, 2013	July 31, 2014
Cash flow from operating activities:
Net loss	$(29,620)	$(22,113)	$(277,744)
Stock based compensation	-	-	202,840
Accumulated Amortization	1,848	920	2,768
Change in operating liabilities:
Accounts Receivable	(139)	-	(139)
Inventory	216	5,533	(3,337)
Accounts Payable	-	(2,750)	-
Accrued Interest	19,361	10,556	29,917
Net cash used in operating activities	(8,334)	(7,854)	(45,695)

Cash flow from investing activities
Website Development	-	(500)	(500)

Net cash used in Investing activities	-	(500)	(500)

Cash flow from financing activities
Proceeds from Promissory Note	489		489
Proceeds for Advances from Shareholders	9,171	4,220	37,082
Proceeds from sale of common stock	-	-	10,000

Net cash provided by financing activities	9,660	4,220	47,572

Net increase in cash	1,326	(4,134)	1,377
Cash at beginning of period	51	4,185	-
Cash at end of period	$1,377	$51	$1,377

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

Supplementary disclosure of noncash investing and financing activity:
Assets purchase from related party including stock issuance:
Deemed distribution to related party for Assets
Transfer from related party	$-	$924,039	$924,039

Stock Issuance for construction of website	$-	$5,000	$5,000

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period November 31, 2011 Through July 31, 2014

NOTE 1 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

A summary of significant accounting policies of Bigfoot Project Investments Inc. (the “Company”), a company organized in the state of Nevada (A Developing Stage Company), is presented to assist in understanding the Company’s financial statements.  The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the companying financial statements.  These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with ASC 915, “Development Stage Entities.”

The Company was incorporated in the State of Nevada on November 30, 2011.  The company’s administrative office is located at 570 El Camino Real NR-150, Redwood City, CA and its fiscal year ended July 31.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was established as an entertainment investment company.

The Company’s mission is to create exciting and interesting proprietary investment project, entertainment properties surrounding the mythology, research, and potential capture of the creature known as Bigfoot. The Company will perform research in determining the existences of an elusive creature commonly known as Bigfoot. For the past six years the research team, that has joined the company, has performed research on expeditions throughout the United States and Canada.

The Company’s key competitive advantage is the in-house developed knowledge base and the advanced level of maturity of their projects developed and currently owned by our current officers and shareholders. The Company will capitalize on the current stock pile of these projects through contract agreements which will allow the Company to continue creation of media properties and the establishment of physical locations, partnerships, and strategic alliances with organizations to augment investment markets to create revenue as a stand-alone enterprise

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of American requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reported period.  Actual results could differ from those estimates.  Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates.  The company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  As of July 31, 2014 and 2013, the Company has cash and cash equivalents of $1,377 and $51, respectively.

Inventory Valuation

We value our inventory at the lower of cost or market. Market is determined based on net realizable value. Cost is determined on a “first-in, first-out” basis, which approximates actual cost. We have no policy for a reserve for excess and obsolete inventory based on forecasted demand since inventory generally does not become obsolete.

Website Development Cost

The Company has adopted Subtopic 350-50 of the FASB Accounting Standards Codification for website development costs. Under the requirements of Sections 305-50-15 and 350-50-25, the Company capitalizes cost incurred to develop a website as website development costs, which are amortized on a straight line basis over the estimated useful lives of three (3) years. Upon becoming fully amortized, the related costs and accumulated amortization are removed from the account.

Income Tax

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Revenue Recognition

The Company recognizes revenue from the sale of goods and services in accordance with ASC 605, "Revenue Recognition." Revenue is recognized only when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists

ii)

Goods (DVD) have been delivered

iii)

The fee is fixed or determinable

iv)

Revenue is reasonable assured

Revenue is recognized in the period product is delivered where product price is fixed or determinable and collectability is reasonable assured.  The company generated revenues in the amounts of $2,437 and $5,226 during the periods ended July 31, 2014 and 2013, respectively.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, “Financial Instrument”, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, “Fair Value Measurements and Disclosure”, clarifies the definition of fair value for  financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market in-puts that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – Other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis.  Financial assets and liabilities measured on a non-recurring basis are those that are adjusted fair value when a significant event occurs.  The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods.  Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.  The Company does not have financial assets as an investment carried at fair value on a recurring basis as of July 31, 2014. The Company’s financial instruments consist of cash, accounts receivable, accrued expenses and related party notes payable. The carrying amount of these financial instruments approximates fair value either based on the length of maturities or interest notes that approximate prevailing market rates unless otherwise discussed in these financial statements.

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Basic and Diluted Earnings per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects on common stock that may be issued as result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock option, and

•

Other equity awards, which include long-term incentive awards.

Basic and Diluted Earnings per Share (continued)

The FASB ASC Topic 260, “Earnings per Share”, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Dilute earning s per share are based on the assumption that all dilutive options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  The company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended July 31, 2014.

The following is a reconciliation of basic and diluted earnings per share for 2014 and 2013:

	Period Ended	Period Ended
	July 31, 2014	July 31, 2013
Numerator:
Net income (loss) available to common shareholders	$(29,620)	$(22,113)

Denominator:
Weighted average shares – basic	207,490,000	205,325,109

Net income (loss) per share – basic and diluted	$(0.00)	$(0.00)

Recently Enacted Accounting Standards

In June 2014, the FASB issued ASU 2014-10 “Development Stage Entities” (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation The amendment results in the removal of all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby, improving financial reporting by eliminating the cost and complexity associated with providing that information.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim period therein. For other entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and interim reporting periods beginning after December 15, 2015. The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) (collectively, the Boards) jointly issued a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under US GAAP and IFRS. This converged standard is effective for annual and interim periods beginning after December 15, 2016. The Company is currently assessing the potential effects on our financial condition and results of operations.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of American applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations.  Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and payment of expenses associated with operations and business developments.  The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operation and growth.  Management may raise additional capital by future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing.  The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

NOTE 3 – ADVANCE FROM SHAREHOLDERS

In the year ending July 31, 2013, the company had advances from shareholders of an additional $4,220 which amount bears no interest and is due on demand.

In the year ending July 31, 2014, additional advances were made in the amount of $9,170. These advances bear no interest and are due on demand. The total advances from shareholders as of July 31, 2014 and 2013 were $37,082 and $27,912, respectively.

NOTE 4 – PROMISSORY NOTE – Related Party

In January 2013, Bigfoot Project Investments Inc. executed a promissory note in the amount of $484,029 as part of the asset transfer agreement for the transfer of all assets held by Searching for Bigfoot Inc. During the year, the Company increased the balance of the promissory note by $489 to add an asset that was not included in the original transfer amount. The terms of the note are that the unpaid principle and the accrued interest are payable in full on January 31, 2015. The company is in the process of renegotiating the note to change the due date and repayment terms.

The interest rate stated on the note is 4.0% (four percent). Monthly payments are not required in the note; however, the note does contain a prepayment clause that allows for payments to be made prior to the due date with no detrimental effects.

Interest expense for the years ended July 31, 2014 and 2013 was $19,371 and 10,556, respectively.

NOTE 5 – CAPITAL STOCK

In January 2012, 201,840,000 of common shares were issued to the founding shareholders of the Company for services provided at $.001 per share. In January, 2012 an additional 1,000,000 shares of common stock were issued for a Service Exchange Agreement. These shares were valued at $.001 per shares. In March 2012, 200,000 shares were issued for $10,000 cash at a contract price of $.05 per share.

On January 15, 2013, 4,400,000 shares were issued as part of the asset transfer agreement. These shares were issued at the contracted price of $0.10 per share and have the par value of $0.001 per share. On January 31, 2013, 50,000 shares were issued for contracted services. These shares were valued at a price of $0.10 per share.

The Company has 207,490,000 shares of common stock issued and outstanding as of July 31, 2014 and 2013.

NOTE 6 – DISTRIBUTION AGREEMENT

The Company entered into a Distribution Agreement with the Bosko Group providing them a non-exclusive right to market the sales of its DVD’s. The Distribution Agreement requires the Company to pay the Bosko Group ten percent (10%) of the selling price of the DVD’s sold.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business.  Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued.  Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters. As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 8 – ASSET TRANSFER AGREEMENT

In January 2013, Bigfoot Project Investments Inc. acquired all the assets of Searching for Bigfoot Inc. Since the majority shareholder of Searching for Bigfoot Inc. is also the majority shareholder in Bigfoot Project Investments Inc. the asset acquisition was treated as a related party transaction and was not considered an arm’s length transaction under Generally Accepted Accounting Principles.

The assets acquired were transferred over at the existing book value listed on the balance sheet of Searching for Bigfoot Inc. at the time of transfer. The assets had not listed value at the time of transfer. The transfer agreement called for the issuance of 4,400,000 shares of common stock which were valued at $.10 per share and the issuance of a promissory note in the amount of $484,029. The Company recorded a deemed distribution related to this transaction in the amount of $924,029. During the year the Company increased the promissory note by $489 to add an asset that was not included in the original transfer amount.

NOTE 9 – INCOME TAXES

Deferred taxes, estimated at 39% of taxable incomes, are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forward and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of July 31, 2014:

	July 31, 2014	July 31, 2013
Deferred tax assets:
NOL carryover	$108,320	$96,768
Valuation allowance	(108,320)	(96,768)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the 39% statutory rate to the income tax recorded is as follows:

	July 31, 2014	July 31, 2013
Net provision for federal income taxes (benefits):
NOL carryover	$11,552	$8,624
Valuation allowance	(11,552)	(8,624)
	$-	$-

As of July 31, 2014, the Company did not pay any income taxes nor have they paid or accrued any taxes during the August 1, 2011 through July 31, 2014.

The net federal loss carry forward will begin to expire in 2034. No tax benefit has been reported in the July 31, 2014 financial statements since the potential tax benefit is offset by a valuation allowance in the same amount.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 10 – SUBSEQUENT EVENTS

The company evaluated all events or transactions that occurred after July 31, 2014 through the date of this filling in accordance with FASB ASC 855, “Subsequent Event”.  In a Directors’ meeting on August 29, 2014, Carmine T. Biscardi resigned as CEO of the company. Richard Fletcher will be acting CEO until a suitable candidate is found.

Other business at that meeting was the discussion of Mr. William Marlette the current Secretary/Treasurer and CFO, who due to health problems has been difficult to contact since October 31, 2013. Carmine T. Biscardi nominated Sara Jenkins to fill the position the board discussed and unanimously elected Sara Jenkins as Secretary/Treasurer and CFO.

The Company determined that it does not have any additional subsequent event requiring recording or disclosure.

BIGFOOT PROJECT INVESTMENTS INC.

(A Development Stage Company)

Unaudited Balance Sheet

As of October 31, 2014 and July 31, 2014

	October 31, 2014	Audited July 31, 2014
ASSETS
Current Assets
Cash	$621	$1,377
Accounts Receivable	120	139
Inventory	3,331	3,337
Total current assets	4,072	4,853

Other Assets
Website Development	5,500	5,500
Accumulated Amortization	(3,230)	(2,768)
Total Other Assets	2,270	2,732

Total Assets	$6,342	$7,585

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	$1,150	$-
Advance from Shareholders	37,733	37,082
Promissory Note	484,518	484,518
Accrued Interest	34,757	29,918
Total current liabilities	558,158	551,518

Total Liabilities	558,158	551,518

Stockholders' deficit
Common stock, $0.001 par value; 250,000,000 shares authorized, 207,490,000 issued and outstanding as of October 31, 2014 and July 31, 2014	207,490	207,490
Deficit accumulated during the development stage	(759,306)	(751,423)

Total stockholders' deficit	(551,816)	(543,933)

Total liabilities & Equity	$6,342	$7,585

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS INC.

(A Development Stage Company)

Statement of Operations (Unaudited)

	Three Months Ended	Three Months Ended	From November 30, 2011 (Inception) to
	October 31, 2014	October 31, 2013	October 31, 2014

Revenue	$444	$892	$8,107

Cost of Goods Sold	6	116	2,250
Gross Profit	438	776	5,857

Operating expenses:
Professional fees	2,200	2,400	31,493
Stock based compensation	-	-	202,840
General and administrative	1,281	1,918	18,742
Promotional Items	-	-	3,642
Total operating expenses	3,481	4,318	256,717

Net loss from operations	(3,043)	(3,542)	(250,860)

Other Income (Expense)
Interest Expense	(4,840)	(4,840)	(34,767)

Net loss	$(7,883)	$(8,382)	$(285,627)

Basic and diluted loss per shares	-	-

Weighted average shares outstanding	207,490,000	207,490,000

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS INC.

(A Development Stage Company)

Statement of Cash Flows (Unaudited)

			From November 30,
	Three Months Ended	Three Months Ended	2011 (Inception) to
	October 31, 2014	October 31, 2013	October 31, 2014
Cash flow from operating activities:
Net loss	$(7,883)	$(8,382)	$(285,627)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	-	-	202,840
Accumulated Amortization	462	462	3,230
Change in operating liabilities:
Accounts Receivable	19	-	(120)
Inventory	6	90	(3,331)
Accounts Payable	1,150		1,150
Accrued Interest	4,840	4,840	34,757
Net cash used in operating activities	(1,406)	(2,990)	(47,101)

Cash flow from investing activities
Website Development	-	-	(500)
Net cash used in investing activities	-	-	(500)

Cash flow from financing activities
Proceeds for advances from shareholders	650	2,907	37,733
Proceeds from Promissory Note	-	489	489
Proceeds from sale of common stock	-	-	10,000
Net cash provided by financing activities	650	3,396	48,222

Net increase in cash	(756)	406	621
Cash at beginning of period	1,377	51	-
Cash at end of period	$621	$457	$621

Supplementary Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Supplementary disclosure of noncash investing and financing activity:
Assets purchase from related party including stock issuance:
Deemed Distribution to related party for Asset Transfer from related party			924,029

Stock Issuance for construction of website			5,000

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period November 30, 2011 Through October 31, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

A summary of significant accounting policies of Bigfoot Project Investments Inc. (the “Company”), a company organized in the state of Nevada (A Developing Stage Company), is presented to assist in understanding the Company’s financial statements.  The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the companying financial statements.  These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with ASC 915, “Development Stage Entities.”

The Company was incorporated in the State of Nevada on November 30, 2011.  The company’s administrative office is located at 570 El Camino Real NR-150, Redwood City, CA and its fiscal year ends July 31.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was established as an entertainment investment company.

The Company’s mission is to create exciting and interesting proprietary investment project, entertainment properties surrounding the mythology, research, and potential capture of the creature known as Bigfoot. The Company will perform research in determining the existences of an elusive creature commonly known as Bigfoot. For the past six years the research team, that has joined the company, has performed research on expeditions throughout the United States and Canada.

The Company’s key competitive advantage is the in-house developed knowledge base and the advanced level of maturity of their projects developed and currently owned by our current officers and shareholders. The Company will capitalize on the current stock pile of these projects through contract agreements which will allow the Company to continue creation of media properties and the establishment of physical locations, partnerships, and strategic alliances with organizations to augment investment markets to create revenue as a stand-alone enterprise

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of American requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reported period.  Actual results could differ from those estimates.  Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates.  The company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  As of October 31, 2014, the Company has cash and cash equivalents of $621.

Website Development Cost

The Company has adopted Subtopic 350-50 of the FASB Accounting Standards Codification for website development costs. Under the requirements of Sections 305-50-15 and 350-50-25, the Company capitalizes cost incurred to develop a website as website development costs, which are amortized on a straight line basis over the estimated useful lives of three (3) years. Upon becoming fully amortized, the related costs and accumulated amortization are removed from the account.

Inventory Valuation

We value our inventory at the lower of cost or market. Market is determined based on net realizable value. Cost is determined on a “first-in, first-out” basis, which approximates actual cost. We have no policy for a reserve for excess and obsolete inventory based on forecasted demand since inventory generally does not become obsolete.

Accounts payable

Accounts payable has a $1,150 balance as of October 31, 2014 for professional fees.

Income Tax

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, “Financial Instrument”, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, “Fair Value Measurements and Disclosure”, clarifies the definition of fair value for  financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market in-puts that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – Other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis.  Financial assets and liabilities measured on a non-recurring basis are those that are adjusted fair value when a significant event occurs.  The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods.  Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.  The Company does not have financial assets as an investment carried at fair value on a recurring basis as of October 31, 2014.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of October 31, 2013, the Company has liabilities in payables. Management believes that they are being presented at their fair market value.

Revenue Recognition

The Company recognizes revenue from the sale of goods and services in accordance with ASC 605, "Revenue Recognition." Revenue is recognized only when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists

ii)

Goods (DVD) have been delivered

iii)

The fee is fixed or determinable

iv)

Revenue is reasonable assured

Revenue is recognized in the period product is delivered where product price is fixed or determinable and collectability is reasonable assured.

Basic and Diluted Earnings per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects on common stock that may be issued as result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock option, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, “Earnings per Share”, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Dilute earnings per share are based on the assumption that all dilutive options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  The company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended October 31, 2014.

The following is a reconciliation of basic and diluted earnings per share for 2014:

Period Ended
October 31, 2014
Numerator:
Net income (loss) available to common shareholders	$(7,883)

Denominator:
Weighted average shares-basic	207,940,000

Net income (loss) per share-basic and diluted	$-

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

NOTE 2 – RECENTLY ENACTED ACCOUNTING STANDARDS

In June 2014, the FASB issued ASU 2014-10 “Development Stage Entities” (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation The amendment results in the removal of all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby, improving financial reporting by eliminating the cost and complexity associated with providing that information.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim period therein. For other entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and interim reporting periods beginning after December 15, 2015. The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

NOTE 3 – CAPITAL STOCK

On March 2012, 200,000 shares were issued for $10,000 cash at a contract price of $.05 per share. During the period ending July 31, 2012, 201,840,000 of common shares have been issued to the founding shareholders for services provided.  The shares were issued with a par value for $0.001. An additional 1,000,000 share of common stock have been issued for a service exchange agreement. These shares were issued at the contracted price of $.001.

On January 15, 2013, 440,000 shares were issued as part of the merger/acquisition.  On January 31, 2013, 50,000 shares were issued for contracted services. These shares were issued at the contracted price of $0.10 per share and have the par value of $0.001 per share.

The Company has 207,940,000 shares of common stock issued and outstanding as of July 31, 2014 and October 31, 2014, respectively.

NOTE 4 – ADVANCE FROM SHAREHOLDERS

In the year ending July 31, 2014 additional advances of $9,170 were made. During the period ending October 31, 2014 and additional amount of $651 was advanced. These advances bear no interest and are due on demand. The total advances from shareholders as of July 31, 2014 and October 31, 2014 were $37,082 and $37,733, respectively.

NOTE 5 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of American applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations.  Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and payment of expenses associated with operations and business developments.  The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operation and growth.  Management may raise additional capital by future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing.  The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business.  Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued.  Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 7 – ASSET TRANSFER AGREEMENT

In January 2013, Bigfoot Project Investments Inc. acquired all the assets of Searching for Bigfoot Inc. Since the majority shareholder of Searching for Bigfoot Inc. is also the majority shareholder in Bigfoot Project Investments Inc. the asset acquisition was treated as a related party transaction and was not considered an arm’s length transaction under Generally Accepted Accounting Principles.

The assets acquired were transferred over at the existing book value listed on the balance sheet of Searching for Bigfoot Inc. at the time of transfer. The assets had not listed value at the time of transfer. The transfer agreement called for the issuance of 440,000 shares of common stock which were valued at $.10 per share and the issuance of a promissory note in the amount of $484,029. The Company recorded a deemed distribution related to this transaction in the amount of $924,029.

NOTE 8 – PROMISSORY NOTE – Related Party

In January 2013, Bigfoot Project Investments Inc. executed a promissory note in the amount of $484,029, as part of the asset transfer agreement for the transfer of all assets held by Searching for Bigfoot Inc. During the year, the Company increased the promissory note balance by $489 to include an additional asset that was not recorded in the initial transfer of assets. The terms of the note are that the unpaid principle and the accrued interest are payable in full on January 13, 2015.

In August 2013 the Company adjusted the promissory note balance to reflect an asset that was not included in the initial transfer of assets.

The interest rate stated on the note is 4.0% (four percent). Monthly payments are not required in the note, however, the note does contain a prepayment clause that allows for payments to be made prior to the due date with no detrimental effects.

NOTE 9 – SUBSEQUENT EVENTS

The company evaluated all events or transactions that occurred after October 31, 2014 through the date of this filling in accordance with FASB ASC 855, “Subsequent Event”.  The Company determined that it does not have any additional subsequent event requiring recording or disclosure.

Dealer Prospectus Delivery Obligation

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Wyoming laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$409.20
Printing Expenses	$300.00
Audit/Administrative Fees and Expenses	$25,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$27,209.20

RECENT SALES OF UNREGISTERED SECURITIES.

On December 1, 2011, the Board of Directors issuance and delivery of shares for services to:

Carmine T. Biscardi	125,750,000
William F. Marlette	26,250,000
Greta Goth	17,500,000
Joe Y. Kalada MD.	15,000,000
Richard Fletcher	5,500,000
Denis J. Kazubowski	5,500,000
Carmine T. Biscardi Jr.	5,500,000
Equity Consultants	1,000,000

On March 6, 2012 the company authorized the issue of 100,000 shares each to Peter J. Virgili and Douglas A. Baker (Tenants in common) for $5,000 each. Total $10,000. (Via a PPM).

On March 6, 2012 William Coffee Jr., was issued 840,000 shares of common stock for services.

The Company believes that the exemption from registration for all of the above stock under Section 4(2) was available because:

Carmine T. Biscardi is a Director of Bigfoot Project Investments Inc. and thus had access to all material information about the Company before investing;

All the investors were in possession of all material information about the Company before investing.

There was no general advertising or solicitation; and

The shares bear a restrictive transfer legend.

EXHIBITS.

Exhibit No.	Description

3.1	Articles of Incorporation of Bigfoot Project Investments Inc.
3.2	Bylaws of Bigfoot Project Investments Inc.
5.1	Opinion of Abby Ertz, Esq.
23.1	Consent of KLJ & Associates, LLP
23.2	Consent of Abby Ertz Esq.
99.1	Form of subscription agreement for Common Stock.
99.2	BFP Promissory Note
99.3	Contract Bosco Group
99.4	Acquisition Asset List

UNDERTAKINGS.

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)

Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on January 21, 2015.

Bigfoot Project Investments Inc.

By: /s/ Richard L. Fletcher

Richard L. Fletcher

President, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on January 21, 2015:

Signature	Title

/s/ Richard L. Fletcher	President, and Director
Richard L. Fletcher	Chief Executive Officer

/s/ Sara L. Jenkins	Secretary, Treasurer
Sara L. Jenkins	CFO

/s/ Sara L. Jenkins	Controller
Sara L. Jenkins

/s/ Greta Goth	Director
Greta Goth

/s/ Youssary Kelada, M.D.	Director
Youssary Kelada, M.D.

/s/ Tom Biscardi	Director
C. Thomas Biscardi

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